UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SPX FLOW, Inc.
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13320 Ballantyne Corporate Place Charlotte, North Carolina 28277 Telephone: (704) 752-4400 Facsimile: (704) 752-4405	Marcus G. Michael President and Chief Executive Officer

March 29, 2017
Fellow Stockholders:
You are cordially invited to attend the SPX FLOW, Inc. (“SPX FLOW”) Annual Meeting of Stockholders on May 10, 2017 at 8:00 a.m. (Eastern Time), at the offices of SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina, 28277.
All SPX FLOW stockholders of record at the close of business on March 17, 2017 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.
Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year’s meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX FLOW.
Sincerely,
Marcus G. Michael
President and Chief Executive Officer

13320 Ballantyne Corporate Place Charlotte, North Carolina 28277 Telephone: (704) 752-4400 Facsimile: (704) 752-4405
Notice of Annual Meeting of Stockholders

Meeting Date:	Wednesday, May 10, 2017
Time:	8:00 a.m.
Location:	13320 Ballantyne Corporate Place Charlotte, North Carolina 28277
THE PRINCIPAL BUSINESS OF THE ANNUAL MEETING WILL BE TO:

1.	Elect two directors for a three-year term;

2.	Conduct an advisory vote on the compensation of our named executive officers;

3.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2017; and

4.	Transact any other business as may properly come before the meeting or any adjournment thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 17, 2017. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.
By Order of the Board of Directors,
Stephen A. Tsoris
Vice President, Secretary and General Counsel
Charlotte, North Carolina
March 29, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS:
The Notice of Annual Meeting, Proxy Statement and our 2016 Annual Report to Stockholders are available electronically at
http://www.edocumentview.com/FLOW

2017 Proxy Statement

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Questions and Answers
Why am I receiving these materials?
We are mailing or making available these materials to you because we are soliciting your proxy to vote your shares in connection with the SPX FLOW, Inc. Annual Meeting of Stockholders, scheduled to take place on May 10, 2017, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this proxy statement, our Annual Report to Stockholders for the year ended December 31, 2016 and related materials on or about March 29, 2017.
Are the Proxy Materials available electronically?
Our proxy statement and our fiscal 2016 Annual Report to Stockholders are also available at our website at http://www.spxflow.com. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statement at http://www.edocumentview.com/FLOW, which does not have “cookies” that identify visitors to the site.
Why did I receive a one-page Notice of Internet Availability of Proxy Materials rather than a full set of Proxy Materials?
SEC rules allow companies to provide stockholders with access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing our Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.
How can I attend the Annual Meeting?
You may attend the Annual Meeting if you were an SPX FLOW stockholder of record as of the close of business on March 17, 2017 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX Corporation or SPX FLOW 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.
What am I voting on?
We are soliciting your vote on:

1.	The election of two directors for a three-year term;

2.	The compensation of our named executive officers (sometimes referred to as “Say on Pay”); and

3.	Ratifying the appointment of Deloitte & Touche LLP as our independent public accountants for 2017.
Who is entitled to vote?
Stockholders at the close of business on March 17, 2017 (the record date) are entitled to vote. On that date, there were 42,265,161 shares of SPX FLOW common stock outstanding.
How many votes do I have?
Each share of SPX FLOW common stock that you own on the record date entitles you to one vote.
Can I vote in person at the Annual Meeting?
Yes. If you were a stockholder on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held through a broker, trustee or nominee, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, trustee or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously.
Even if you currently plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

2017 Proxy Statement

Questions and Answers

How do I vote if I don’t attend the Annual Meeting?
If your shares are held through a broker, trustee or nominee, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, trustee, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.
If your shares are held in your name, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back the related proxy card.
How does discretionary voting authority apply?
If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Marcus G. Michael and Jeremy W. Smeltser to vote on the items discussed in these Proxy Materials and on any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast:

•	FOR the election of the director nominees;

•	FOR the approval of the compensation of our named executive officers;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2017; and

•	FOR or AGAINST any other properly raised matters at the discretion of Messrs. Michael and Smeltser.
May I revoke my proxy?
You may revoke your proxy in one of four ways at any time before it is exercised:

1.	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

2.	Submit another proxy with a later date.

3.	Vote by telephone or internet after you have given your proxy.

4.	Vote in person at the Annual Meeting.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of at least one-third of the total number of shares of SPX FLOW stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.
Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.
What vote is required to approve each proposal?

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors	Majority of Votes Cast	No
Say on Pay		No
Ratification of Deloitte & Touche LLP as our independent public accountants for 2017	Majority of Shares Present or Represented by Proxy and Entitled to Vote	Yes
Other Proposals		No

2017 Proxy Statement

Questions and Answers

A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal.
Our by-laws provide that each director shall be elected by a majority of votes cast, provided that in a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year's election is uncontested. Accordingly, the majority vote standard will apply. In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results.
Impact of Abstentions or Broker Non-Votes
An abstention is not considered as a share voted and will not impact the election of directors or the Say on Pay vote. However, since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for approval it will have the effect of a vote against the ratification of our independent public accountants and other proposals that may be brought before the Annual Meeting.
A broker non-vote is not considered as a share voted or entitled to vote and will not impact the vote on any of the proposals.
The New York Stock Exchange (the “NYSE”) does not consider the election of directors or matters relating to compensation to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to those proposals. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.
How do I submit a stockholder proposal?
For a proposal to be included in our proxy statement for the 2018 Annual Meeting, you must submit it no later than November 29, 2017. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.
You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2018 Annual Meeting. We must receive this type of proposal in writing on or after December 11, 2017, but no later than January 10, 2018.
As detailed in our by-laws, to bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must include: (1) a brief description of the business you want to bring before the meeting; (2) the reasons for conducting such business at the meeting; (3) your name and address as they appear on our stock records, as well as the name and address of any beneficial owner of the shares; (4) the class and number of shares of SPX FLOW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date for the meeting); (5) a statement that you are a record holder of SPX FLOW shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to present the proposal; (6) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date for the meeting); (7) any material interest you or any beneficial owner may have in the business you want to bring before the meeting; (8) a description of all agreements, arrangements and understandings between you or any beneficial owner and any other persons (including their names) in connection with the proposal of the business; and (9) any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations.
How do I recommend a director nominee?
If you wish to recommend a nominee for director for the 2018 Annual Meeting, our Corporate Secretary must receive your written nomination between December 11, 2017, and January 10, 2018. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX FLOW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date for the meeting); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date for the meeting); (4) a statement that you are a record holder of SPX FLOW shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) any material interest you or any beneficial owner may have in the director nomination; (6) a description of all agreements, arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (7) any other information regarding you, any beneficial owner, or the nominee that the rules and regulations of the SEC require to be included in a proxy statement; (8) the nominee’s agreement to serve as a director if elected; and (9) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance

2017 Proxy Statement

Questions and Answers

of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.
Who pays to prepare, mail, and solicit the proxies?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX FLOW common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing the Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We also have retained D.F. King to assist us in soliciting your proxy and will pay them an estimated fee of $12,500 plus reasonable out-of-pocket expenses. D.F. King will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX FLOW common stock. If so, we will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Proxy Materials to the beneficial owners of SPX FLOW common stock.

2017 Proxy Statement

Proposal No. 1 — Election of Directors
Eight directors currently serve on our Board of Directors. The directors are divided into three classes. There are currently three directors in the first class, two directors in the second class, and three directors in the third class.
At this Annual Meeting, you will be asked to elect two directors for the second class, Mr. Hull and Mr. Singer. Six directors will continue to serve on the Board of Directors as described below.
Each of the director nominees is a current SPX FLOW director and, if elected, will serve for a term of three years, until a qualified successor director has been elected, or until he resigns, retires or is removed by the stockholders for cause. Please note that on March 2, 2017, Christopher J. Kearney informed the Board of Directors of his intention to retire from his roles as a Director and the Chairman of the Board, effective as of the adjournment of the Annual Meeting on May 10, 2017. The Board has determined that following the effective date of Mr. Kearney’s retirement, Mr. Robert F. Hull, Jr. shall be appointed as the new Chairman of the Board and the number of Directors on the Board shall be reduced from eight (8) to seven (7).
Each nominee has agreed to tender, promptly following his election, an irrevocable resignation effective upon his failure to receive the required vote for re-election at the next meeting at which he would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines.
Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of each of Mr. Hull and Mr. Singer. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that any of the nominees will be unable to serve.

NOMINEES TO SERVE UNTIL THE 2020 ANNUAL MEETING

Robert F. Hull, Jr.
Robert F. Hull, Jr. has served as Chief Financial Officer of Lowe's Companies, Inc. since March 2003 and recently announced plans to retire from that role in March 2017. He joined Lowe’s in 1999 and has more than 25 years of public company leadership experience, including expertise in finance, accounting, tax, treasury and investor relations in addition to strong experience in mergers and acquisitions, risk management, supply chain and human resources.

Mr. Hull has served on the SPX FLOW Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the board of directors of SPX Corporation, beginning in August 2014. He was also a member of the Board of Trustees of the University of North Carolina at Charlotte from 2005 to 2015.

Age: 52 Director Since: 2015

David V. Singer
David V. Singer is the former Chief Executive Officer of Snyder’s-Lance, Inc. (“Snyder’s-Lance”), a manufacturer and marketer of snack foods throughout the United States and internationally. Mr. Singer served as CEO and a Director of Snyder’s-Lance from its formation in 2010 until his retirement in 2013. Mr. Singer was the President and CEO of Lance, Inc. from 2005 until its merger with Snyder’s of Hanover, Inc. in 2010. Mr. Singer also served as a director of Lance from 2003 until the merger with Snyder’s. Beginning in 2005, Mr. Singer led a decisive turnaround at Lance, overhauling supply chain, sales, marketing and distribution. In late 2010, he guided Lance’s merger with Snyder’s. Mr. Singer previously served as Chief Financial Officer of Charlotte-based Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, from 2001 to 2005. Mr. Singer is also a director of Flowers Foods, Inc., Brunswick Corporation, and Hanesbrands, Inc. Mr. Singer has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the board of directors of SPX Corporation, beginning in January 2013.

Mr. Singer brings extensive board governance, management and financial experience to the Board as well as significant knowledge of the food and beverage industries, one of our key markets. He also offers experience in corporate finance and mergers and acquisition expertise.

Age: 61 Director Since: 2015

2017 Proxy Statement

Proposal No. 1 — Election of Directors

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

DIRECTORS APPOINTED UNTIL THE 2018 ANNUAL MEETING

Christopher J. Kearney
Christopher J. Kearney is Chairman of the Board, and retired as the President and Chief Executive Officer of SPX FLOW at the end of 2015. He served in the same roles at SPX Corporation prior to our spin-off. Mr. Kearney was named President and Chief Executive Officer of SPX Corporation in December 2004, and was appointed Chairman of SPX Corporation in May 2007. He joined SPX Corporation in February 1997 as Vice President, Secretary and General Counsel. Prior to joining SPX Corporation, he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric’s global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame, and is the Chairman of the Board of the Foundation For The Carolinas. Mr. Kearney is also a director of Nucor Corporation.

Mr. Kearney brings valuable business and mergers and acquisitions experience and a strong legal perspective to our Board. Mr. Kearney, due to his long service as the President and CEO of our company and, prior to our spin-off, SPX Corporation, also contributes a deep level of understanding of our company.

Age: 61 Director Since: 2015

Terry S. Lisenby
Terry S. Lisenby is the retired Chief Financial Officer, Treasurer and Executive Vice President of Nucor Corporation, a steel manufacturing company. Mr. Lisenby held this position from 2000 until the end of 2009. He previously served as a Vice President and Corporate Controller of Nucor from 1991 to 1999. Mr. Lisenby began his career with Nucor as Corporate Controller in 1985. Mr. Lisenby has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the board of directors of SPX Corporation, beginning in January 2011.

Mr. Lisenby contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Lisenby brings an extensive manufacturing and operations background, with expertise in supply chain management. Mr. Lisenby also provides valuable expertise in mergers and acquisitions and integration of new acquisitions.

Age: 66 Director Since: 2015

Emerson U. Fullwood
Emerson U. Fullwood is the retired Corporate Vice President of Xerox Corporation, a position to which he was named in 1996. In 2004, he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. Previous positions held by Mr. Fullwood at Xerox were President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets, and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of The Vanguard Group and Vanguard Funds, as well as of the University of Rochester Medical Center, North Carolina A&T State University, Roberts Wesleyan College, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. Mr. Fullwood has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the board of directors of SPX Corporation, beginning in 1998, and was a director of General Signal Corporation prior to SPX Corporation’s acquisition of that company in 1998.

Mr. Fullwood is our longest-serving Board member, when considering his service with SPX Corporation prior to our spin-off, and offers the perspective and deep understanding of our business accumulated over years of service on our Board. Mr. Fullwood has extensive and varied experience, gained in senior positions held over his many years of service with Xerox Corporation. Of particular value is his experience and perspective in marketing, including experience gained as Executive Chief of Staff and Marketing Officer for Xerox North America.

Age: 69 Director Since: 2015

2017 Proxy Statement

Proposal No. 1 — Election of Directors

DIRECTORS APPOINTED UNTIL THE 2019 ANNUAL MEETING

Anne K. Altman
Anne K. Altman has served the technology industry for over three decades. She recently retired from IBM, where she served as General Manager, IBM US Federal and Government Industries, Washington D.C. from 2013 until 2016. She also served on the IBM Performance Team and on the Advisory Board to IBM’s Industry Academy. From 2009 until 2013, Ms. Altman served as General Manager, Global Public Sector and prior to that she was General Manager of the company's mainframe division. Ms. Altman joined IBM in 1981.

Ms. Altman currently serves on the Northern Virginia Technology Council, on the Executive, Nominating and Finance Committees, as well as Treasurer, of the National Symphony Orchestra. Additionally, she served on a number of other public and private boards. Ms. Altman has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that she served on the board of directors of SPX Corporation, beginning in March 2015.

Ms. Altman brings extensive global business experience with specific background in government and information technology, including cybersecurity. Ms. Altman also contributes expertise with building relationships with government and regulatory agencies. Additionally, Ms. Altman offers valuable marketing, organizational management, and operational experience.

Age: 58 Director Since: 2015

Patrick D. Campbell
Patrick D. Campbell is the former Senior Vice President and Chief Financial Officer of 3M Company, a position he held from 2002 until his retirement in 2011. Prior to his tenure with 3M, Mr. Campbell was Vice President of International and Europe for General Motors Corporation, where he served in various finance functions during his 25 years with the company. Mr. Campbell is also a director of Stanley Black & Decker and Herc Holdings. Mr. Campbell has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the board of directors of SPX Corporation, beginning in March 2014.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. In addition to responsibilities for traditional finance functions at 3M, Mr. Campbell was also responsible for Mergers and Acquisitions and Information Technology, and offers significant expertise in each of those areas. Mr. Campbell’s broad range of experience at General Motors, including his role as Vice President and Chief Financial Officer, General Motors International Operations, gives Mr. Campbell a diverse and international knowledge base.

Age: 64 Director Since: 2015

Marcus G. Michael
Marcus G. Michael is President and Chief Executive Officer and a director of SPX FLOW, positions he has held since January 2016. He was previously President of our Food and Beverage segment. Prior to our spin-off, he was President, Flow Technology—Food and Beverage of SPX Corporation, and was appointed an officer of SPX Corporation in December 2014. He joined SPX Corporation in 2003 and prior to his most recent position held various senior positions within the company, including President of the company’s global evaporative and dry cooling businesses and President of Flow Technology’s EMEA region. Prior to joining SPX Corporation, Mr. Michael held positions at General Electric and TDK Corporation.

Mr. Michael brings a strong operating background to our Board and, as the only member of SPX FLOW management to serve on the Board, also contributes a level of understanding of our company not easily attainable by an outside director.

Age: 53 Director Since: 2016

2017 Proxy Statement

Corporate Governance
CORPORATE GOVERNANCE GUIDELINES
As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the NYSE and are available on our website (www.spxflow.com) under the heading Investor Relations—Corporate Governance.
CODE OF BUSINESS CONDUCT
We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires each director, officer and employee to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of our company and our stockholders. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE and the requirement of a “Code of Ethics” as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spxflow.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance.
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines require that a substantial majority of the Board of Directors meet the independence requirements of the listing standards of the NYSE. Our Board of Directors reviews, at least annually, whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spxflow.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the NYSE and SEC. Based on its most recent annual review, the Board of Directors has concluded that Ms. Altman, Mr. Campbell, Mr. Fullwood, Mr. Hull, Mr. Lisenby, and Mr. Singer are independent as defined in our Independence Standards and the listing standards of the NYSE. The Board of Directors has concluded that each of Mr. Michael and Mr. Kearney is not independent as defined in our Independence Standards and the listing standards of the NYSE.
The non-employee members of the Board of Directors meet in executive session without management at least every regularly scheduled Board meeting. In addition, the non-employee members of the Board of Directors meet in executive session with the CEO and such other management as the Board of Directors deems appropriate on a regular basis. Meetings of independent directors are chaired by our Lead Director, Mr. Fullwood.
CHARITABLE CONTRIBUTIONS
It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX FLOW if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX FLOW.
From time to time, SPX FLOW may make contributions to charitable organizations for which a member of our Board of Directors or one of our executive officers serves as a director or officer. No contributions in 2016 exceeded the greater of (a) $1 million or (b) 2% of the charitable organization’s consolidated gross revenues.
RISK OVERSIGHT
The full Board exercises risk oversight at SPX FLOW. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. Committees report to the Board on risk management matters.
Management presents to the full Board its view of the top risks facing SPX FLOW in a dedicated “enterprise risk management” presentation at least once a year. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is explicitly addressed in a wide range of Board discussions, including those relating to end market or business unit activities, specific corporate functions (such as treasury, intellectual property, tax, capital allocation, etc.), and consideration of extraordinary transactions. As part of these discussions, our directors ask questions, offer insights, and challenge management to continually improve its risk assessment and management. The Board has full access to management, as well as the ability to engage advisors, in order to assist it in its risk oversight role.
We have conducted an in-depth review of the risks associated with our incentive-based agreements and practices and determined that the risks were in line with our risk appetite.

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Corporate Governance

See “Executive Compensation -- Risk Analysis” for further discussion.
COMMUNICATIONS WITH DIRECTORS
Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.
BOARD QUALIFICATIONS AND DIVERSITY
The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating and Governance Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but each does require that each director has a proven record of success and leadership. The Nominating and Governance Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Nominating and Governance Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board. Knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other Boards, are examples of attributes that our Board and the Nominating and Governance Committee consider to be key. The Nominating and Governance Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.
We believe that each director should bring a wealth of experience, talent, and diverse perspective that, individually and in the aggregate, adds value to our company. As our Corporate Governance Guidelines state, our Nominating and Governance Committee, and ultimately our Board, selects individuals as director nominees based on the totality of their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest and willingness to devote the necessary time to Board duties. For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies, beginning on p. 5 of this proxy statement, as well as other publicly available documents discussing their careers and experiences.
DIRECTOR NOMINEES
The Nominating and Governance Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our by-laws.
At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management, or outside search firms, if appropriate.
In considering individuals for nomination, the Nominating and Governance Committee consults with our Chairman and our President and CEO. A director’s qualifications in meeting the criteria discussed above under “Board Qualifications and Diversity” are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.
Once the Nominating and Governance Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our by-laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.
If you wish to recommend a nominee for director for the 2018 Annual Meeting, our Corporate Secretary must receive your written nomination between December 11, 2017 and January 10, 2018. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX FLOW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date of the meeting); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date of the meeting); (4) a statement that you are a record holder of SPX FLOW shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) any material interest you or any beneficial owner may have in the director nomination; (6) a description of all agreements, arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (7) any other information regarding you, any beneficial owner, or the nominee that the rules and regulations of the SEC require to be included in a proxy statement; (8) the nominee’s agreement to serve as a director if elected; and (9) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective

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Corporate Governance

upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.
DIRECTOR ELECTION
In uncontested elections, we elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year’s election is uncontested. Accordingly, the majority vote standard will apply.
If a nominee already serving as a director is not elected at an annual meeting, Delaware law provides that the director will continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations. As set forth in our Corporate Governance Guidelines, the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.
In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results.
ATTENDANCE AT ANNUAL MEETING
It is our policy to invite all members of our Board of Directors to attend our Annual Meeting. All of our directors attended our 2016 annual meeting of stockholders, and we expect all of our directors to attend the 2017 Annual Meeting.
COMPENSATION ADVISOR
The Compensation Committee has retained Pearl Meyer as its sole independent compensation advisor. Pearl Meyer does not provide any services to our company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Nominating and Governance Committee relating to compensation of our non-employee directors. The independent compensation advisor may provide other consulting services to SPX FLOW, with approval from the Compensation Committee or the Nominating and Governance Committee. The Compensation Committee reviews services provided by its independent compensation advisor on at least an annual basis.
The independent compensation advisor:

•	assesses data relating to executive pay levels and structure;

•	works with management on recommendations of compensation amounts and structure for all executive officers and directors other than the President and CEO;

•	presents to the Compensation Committee recommendations on compensation amounts and structure for the President and CEO;

•	presents to the Nominating and Governance Committee recommendations on compensation amounts and structure for the non-employee directors;

•	reviews and comments on management’s recommendations relating to executive officer compensation;

•	recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

•	reviews proxy statement disclosures; and

•	advises the committees on regulatory, best practice, and other developments in the area of executive and director compensation.
The Compensation Committee has directed the independent compensation advisor to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant Committee.
The Compensation Committee has considered the independence of Pearl Meyer in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Pearl Meyer addressing Pearl Meyer and the senior advisor involved in the

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Corporate Governance

engagement’s independence, including the following factors: (1) other services provided to us; (2) fees paid by us as a percentage of Pearl Meyer’s total revenue; (3) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Compensation Committee; (5) any company stock owned by the senior advisor; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Pearl Meyer and Pearl Meyer’s senior advisor involved in the engagement did not raise any conflict of interest, and that Pearl Meyer provides objective and competent advice. The following protocols are designed to help ensure objectivity:

•	The advisor reports directly to the Compensation Committee or, in the case of matters relating to non-employee director compensation, to the Nominating and Governance Committee;

•	Only the Compensation Committee and the Nominating and Governance Committee have the authority to retain or terminate the advisor with respect to services provided to the relevant committee; and

•	The advisor meets as needed with Committee members, outside the presence of management.
RELATED-PARTY TRANSACTIONS
Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX FLOW and any of the following persons: a director, director nominee or executive officer of SPX FLOW or an immediate family member or person sharing the household of any of these persons; a holder of more than 5% of SPX FLOW common stock; and certain other parties with relationships with SPX FLOW. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company’s rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, potential for an actual or apparent conflict of interest, and the extent of the related party’s interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction.
In the course of the Board of Directors’ determination regarding the independence of each of the non-employee directors, the Nominating and Governance Committee and Audit Committee considered any relevant transactions, relationships or arrangements. No member of our Board or management was aware of any transactions that would be required to be disclosed in this section.
BOARD LEADERSHIP STRUCTURE
Our Board has no fixed policy or position on whether the roles of Chairman and Chief Executive Officer should be separate or combined, but rather makes leadership structure decisions in consideration of then-current circumstances. Currently, Marcus G. Michael is our President and CEO, Christopher J. Kearney is the Chairman of our Board, and Emerson U. Fullwood is our Lead Director. The Lead Director is elected by and from the independent directors and has clearly delineated duties. These duties, as set forth in our Corporate Governance Guidelines, include acting as principal liaison among the independent directors, the Chairman, and the CEO, chairing meetings of independent directors, developing the Board’s agendas in collaboration with the Chairman and the CEO, and reviewing and advising on the quality of the information provided to the Board.
On March 2, 2017, Christopher J. Kearney informed the Board of Directors of his intention to retire from his roles as a Director and the Chairman of the Board, effective as of the adjournment of the Annual Meeting on May 10, 2017.
The Board has determined that following the effective date of Mr. Kearney’s retirement, Mr. Robert F. Hull, Jr. shall be appointed as the new Chairman of the Board and the number of Directors shall be reduced from eight (8) to seven (7). We believe the leadership structure outlined above is best for our company and our stockholders at this time. We believe there is good communication between management and non-employee directors, and that our outside directors are able to carry out their oversight responsibilities effectively. The Board intends to re-examine its leadership structure following the retirement of Mr. Kearney and the appointment of Mr. Hull.
The relatively small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters.
BOARD COMMITTEES
The Board of Directors met eight (8) times during 2016. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each current director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served in 2016. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spxflow.com) under the heading Investor Relations—Corporate Governance.

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Corporate Governance

The table below provides current membership and 2016 meeting information for each of the Board Committees.

	Audit	Compensation	Nominating and
Name	Committee	Committee	Governance Committee
Anne K. Altman	X
Patrick D. Campbell	X		Chair
Emerson U. Fullwood	X	Chair	X
Robert F. Hull, Jr.	X		X
Terry S. Lisenby	Chair	X
David V. Singer	X	X
Number of Meetings	6	6	4
AUDIT COMMITTEE

Membership:
Currently all our independent directors serve on the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that each of Messrs. Hull, Lisenby and Campbell is an “audit committee financial expert” under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.

Function:
The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results, as well as financial, cybersecurity, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 19.

COMPENSATION COMMITTEE

Membership:
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee meets the “outside director” and “non-employee director” requirements as defined, respectively, under Section 162(m) of the Internal Revenue Code and Section 16 under the Securities Exchange Act of 1934, as amended.

Function:
The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its independent compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than Section 16 officers.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained Pearl Meyer as its independent compensation advisor.

Additional information on the Committee, its activities, its relationship with its independent compensation advisor and management’s role in setting compensation is set forth in “Compensation Discussion and Analysis,” beginning on p. 20, and “Corporate Governance—Compensation Advisor,” beginning on p. 10.

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Corporate Governance

NOMINATING AND GOVERNANCE COMMITTEE

Membership:
The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE.

Function:
The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director’s performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves equity awards for non-employee directors, subject to approval by the Board of Directors.

2017 Proxy Statement

Director Compensation
Directors who are SPX FLOW employees receive no compensation for their service as directors.
CASH AND EQUITY COMPENSATION
We compensate our non-employee directors using a combination of cash and equity granted under the SPX FLOW Stock Compensation Plan (the “Stock Compensation Plan”). The Nominating and Governance Committee reviews non-employee director compensation from time to time. The Committee compares director compensation to our peer companies when reviewing compensation type and structure. For 2017, the Committee recommended and the Board approved a reduction in the annual cash retainer for non-employee directors from $90,000 to $70,000 in recognition of the Company’s performance in challenging end markets. The other elements of director compensation were not changed.
Our directors are compensated as set forth below:

Compensatory Element	2016	2017
Time-Vested Restricted Stock Annual Grant	$130,000	$130,000
Annual Cash Retainer	$90,000	$70,000
Additional Fees:
Non-Executive Chairman of the Board	$125,000	$125,000
Lead Director	$25,000	$25,000
Audit Committee Chair	$20,000	$20,000
Compensation Committee Chair	$15,000	$15,000
Nominating and Governance Committee Chair	$10,000	$10,000
In 2016, we awarded shares of restricted stock to our non-employee directors as of the date of our 2016 annual meeting of stockholders, which shares will vest the day prior to the 2017 Annual Meeting, subject to the director’s continued service on our Board as of the vesting date. Time-vested restricted stock awards are designed to help ensure engaged directors with interests closely aligned with those of our long-term stockholders. In January 2016, the Board also awarded 1,647 shares of restricted stock to the Chairman of the Board, Mr. Kearney. This one-time award vested on the day prior to the 2016 Annual Meeting.
Any cash dividends paid with respect to shares of unvested restricted stock are deposited in the director’s name in an escrow or similar account maintained by SPX FLOW for that purpose. These dividends are subject to the same time restrictions as the shares of restricted stock to which they relate and are payable only upon vesting of the underlying stock. We do not currently pay dividends.
OTHER
The SPX FLOW Foundation (the “Foundation”) makes matching donations for qualified charitable contributions for any director up to a total of $20,000 per annum.
STOCK OWNERSHIP GUIDELINES
Non-employee director stock ownership guidelines are three times the annual cash retainer. Our guidelines require each director to attain the desired level of ownership within five years of the date of appointment as a director of our company. Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based equity awards are excluded.
Once a director attains the desired level of share ownership, he or she will continue to be in compliance with these guidelines even if the director later falls below the guideline, provided that he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards until he or she again meets or exceeds the guidelines.
Each director was in compliance with these requirements as of March 1, 2017.

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Director Compensation

DIRECTOR COMPENSATION TABLE
The following table summarizes the compensation of our directors in 2016. Mr. Michael, our President and CEO, received no compensation in connection with his service as a director and, accordingly, is omitted from this table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Anne K. Altman	$90,000	$130,000	$220,000
Patrick D. Campbell	$100,000	$130,000	$230,000
Emerson U. Fullwood	$130,000	$130,000	$260,000
Robert F. Hull, Jr.	$90,000	$130,000	$220,000
Christopher J. Kearney	$215,000	$176,800	$391,800
Terry S. Lisenby	$110,000	$130,000	$240,000
David V. Singer	$90,000	$130,000	$220,000

(1)
Includes an annual retainer of $90,000. In addition, Mr. Campbell received $10,000, representing the retainer for serving as the Nominating and Governance Committee Chair; Mr. Fullwood received $25,000, representing the retainer for serving as Lead Director, and $15,000, representing the retainer for serving as the Compensation Committee Chair; Mr. Kearney received $125,000, representing the retainer for serving as the Chairman of the Board; and Mr. Lisenby received $20,000, representing the retainer for serving as the Audit Committee Chair.

(2)
Stock awards are time-vested, were awarded on the date of our 2016 annual meeting of stockholders and vest on the day prior to the 2017 Annual Meeting, subject to the director’s continued service on our Board as of the vesting date. In January 2016, the Board also awarded 1,647 shares of restricted stock to the Chairman of the Board, Mr. Kearney. This one-time award vested on the day prior to the 2016 Annual Meeting. The amounts in the table represent the grant date fair value, based on the closing price of our stock on the grant date. As of December 31, 2016, the incumbent non-employee directors held the following numbers of outstanding unvested stock awards:

Name	Outstanding Stock Awards (#)
Anne K. Altman	4,241
Patrick D. Campbell	4,241
Emerson U. Fullwood	4,241
Robert F. Hull, Jr.	4,241
Christopher J. Kearney	4,241
Terry S. Lisenby	4,241
David V. Singer	4,241

2017 Proxy Statement

Ownership of Common Stock
DIRECTORS AND OFFICERS
The following table shows how much of our common stock our current directors, executive officers listed in the Summary Compensation Table, and all current executive officers and directors as a group beneficially owned as of February 15, 2017.
Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and executive officers as a group includes shares held in the SPX FLOW Retirement Savings Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.
The percent of SPX FLOW common stock owned is based on 42,304,069 shares outstanding as of February 15, 2017.

Directors and Named Executive Officers	Shares of Common Stock Owned		Options Exercisable Within 60 Days	Percent of Class
Anne K. Altman	5,949		—	*
Patrick D. Campbell	7,206		—	*
Emerson U. Fullwood	22,181		—	*
Robert F. Hull, Jr.	16,570		—	*
Dwight A. K. Gibson	40,374		—	*
Christopher J. Kearney (1)	455,667		175,151	1.1%
David A. Kowalski	164,430		27,145	*
Terry S. Lisenby	12,380		—	*
Marcus G. Michael	227,205		10,534	*
David V. Singer	9,047		—	*
Jeremy W. Smeltser	164,947		27,145	*
Stephen A. Tsoris	41,949	(2)	—	*
All directors and current executive officers as a group (16 persons)	1,272,066	(3)	239,975	3.0%
*    Less than 1.0%.

(1)
Mr. Kearney indirectly holds 260,219 shares through a revocable trust of which he is the trustee and he and his family members are beneficiaries. In addition, Mr. Kearney is the successor to 100,340 shares through a revocable family trust of which his wife is the sole trustee and the beneficiary. Mr. Kearney also indirectly holds 59,834 shares through a grantor retained annuity trust.

(2)
Does not include 13,768 unvested restricted stock units, scheduled to vest over time subject to certain performance goals and continued employment. Of this amount, 9,136 shares are attributable to the 2016 Special Restricted Stock Unit Award, the details of which are described in the footnotes to the Outstanding Equity Based Awards at Fiscal Year-End 2016 table beginning on page 33.

(3)	Does not include a total of 53,269 unvested restricted stock units held by such group, scheduled to vest over time subject to certain performance goals and continued employment.

2017 Proxy Statement

Ownership of Common Stock

OTHER PRINCIPAL SPX FLOW STOCKHOLDERS
Set forth in the table below is information about beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 42,304,069 shares of our common stock outstanding on February 15, 2017.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	4,483,854	10.6%
55 East 52nd Street
New York, NY 10055
The Vanguard Group (2)	3,628,962	8.6%
P.O. Box 2600
Valley Forge, PA 19482
AllianceBernstein L.P. (3)	2,418,014	5.7%
1345 Avenue of the Americas
New York, NY 10105
Massachusetts Financial Services Company (4)	2,386,383	5.6%
111 Huntington Avenue
Boston, MA 02199
Alpine Investment Management, LLC (5)	2,316,069	5.5%
8000 Maryland Avenue, Suite 700
St. Louis, MO 63105

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on January 17, 2017 by BlackRock, Inc. on behalf of itself and its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC (collectively, “BlackRock”), reporting beneficial ownership as of December 31, 2016. BlackRock reports having sole voting power with respect to 4,401,276 of the shares and sole dispositive power with respect to all of the shares and that BlackRock Fund Advisors beneficially owns five percent or greater of our outstanding shares of common stock.

(2)
Based on information provided in a Form 13F filed with the SEC on February 14, 2017 by Vanguard Group, Inc. on behalf of itself and Vanguard Fiduciary Trust Co., Vanguard Investments Australia, LTD. and Vanguard Advisors, Inc. (collectively, “Vanguard”) reporting information as of December 31, 2016. Vanguard reports having sole voting power with respect to 44,248 shares, shared voting power with respect to 4,734 shares, sole dispositive power with respect to 3,581,868 shares, and shared dispositive power with respect to 47,094 shares.

(3)
Based on information provided in a Schedule 13G filed with the SEC on February 10, 2017 by AllianceBernstein L.P. reporting, as of December 31, 2016, sole voting power with respect to 2,064,034 shares and sole dispositive power with respect to all of their shares.

(4)
Based on information provided in a Schedule 13G filed with the SEC on February 7, 2017, Massachusetts Financial Services Company (“MFS”) reporting beneficial ownership as of December 31, 2016. MFS reports having sole voting power and sole dispositive power with respect to all of their shares.

(5)
Based on information provided in a Schedule 13G/A filed with the SEC on February 14, 2017 by Alpine Investment Management, LLC (“Alpine”), Alpine Partners Management, LLC (“APM”), MQR, L.P. (“MQR”), ACR Multi-Strategy Quality Return (MQR) Fund (“ACR-MQR”), ACR International Quality Return (IQR) Fund (“ACR-IQR”) and Nicholas V. Tompras reporting beneficial ownership as of December 31, 2016. Such Schedule 13G/A reports that, as of December 31, 2016, Alpine served as the investment manager of MQR, ACR-MQR, ACR-IQR and accounts it separately managed (the “Separately Managed Accounts”) and that Nicholas V. Tompras was the Managing Member, President and Chief Investment Officer of Alpine. Such Schedule 13G/A reports that MQR, Alpine, APM and Mr. Tompras shared the power to vote and to dispose of 36,900 shares owned by MQR, that ACR-MQR, Alpine and Mr. Tompras shared the power to vote and to dispose of 60,273 shares owned by ACR-MQR, that ACR-IQR, Alpine and Mr. Tompras shared the power to vote and to dispose of 3,000 shares owned by ACR-IQR and that Alpine and Mr. Tompras shared the power to vote and to dispose of 2,215,896 shares owned by the Separately Managed Accounts, which Separately Managed Accounts beneficially owned five percent or greater of our outstanding shares.

2017 Proxy Statement

Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires that SPX FLOW’s officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX FLOW common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met, except that David J. Wilson, our former President, Industrial was late in filing one report with respect to one transaction involving the reallocation of shares of the former parent company, SPX Corporation, held in his 401k plan into shares of SPX FLOW, and each of Mr. Wilson and the following officers was late in filing one report with respect to one transaction involving the delivery to SPX FLOW of shares for the payment of withholding taxes due upon the vesting of previously reported restricted stock awards: David A. Kowalski and Jeremy W. Smeltser.

2017 Proxy Statement

Audit Committee Report
The Audit Committee of the SPX FLOW Board of Directors (the “Committee”) comprises six directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Committee reviews SPX FLOW’s financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX FLOW.
Management is responsible for SPX FLOW’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”). SPX FLOW’s independent registered public accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accountants included in their report on SPX FLOW’s financial statements.
In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX FLOW’s independent registered public accountants. Management represented to us that SPX FLOW’s consolidated financial statements were prepared in accordance with US GAAP, and we have reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. We discussed with the independent registered public accountants, the matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX FLOW’s consolidated financial statements.
In addition, we have discussed with Deloitte & Touche LLP its independence from SPX FLOW and SPX FLOW management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.
We discussed with SPX FLOW’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits. We met with the independent registered public accountants, with and without management present, to discuss the results of their audits, and the overall quality of SPX FLOW’s financial reporting.
In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated and combined financial statements be included in SPX FLOW’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC.

Audit Committee: Terry S. Lisenby, Chairman Anne K. Altman Emerson U. Fullwood David V. Singer Patrick D. Campbell Robert F. Hull, Jr.

2017 Proxy Statement

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
The following pages of this proxy statement describe SPX FLOW’s executive compensation program and the compensation decisions made by the Compensation Committee for our named executive officers (“NEOs”) listed below.

NEO	Title
Marcus G. Michael	President and Chief Executive Officer
Jeremy W. Smeltser	Vice President and Chief Financial Officer
David A. Kowalski	President, Global Manufacturing Operations
Dwight A. K. Gibson	President, Food and Beverage
Stephen A. Tsoris	Vice President, Secretary and General Counsel
2016 Compensation Summary
SPX FLOW continued its focus on pay-for-performance, aligning the interests of our executive officers to our stockholders, supporting our business strategy and attracting key talent to the Company. Certain of our NEOs participate in compensation programs initiated by our former parent company, SPX Corporation (our “Former Parent”), but we continued to solidify and consolidate the Company’s compensation philosophy as we acquired new leaders and promoted internally in 2016.
CEO Compensation – Mr. Michael’s compensation was set by reference to our peer group, which we describe below. Mr. Michael’s annual base salary for 2016 was $825,000, his target annual bonus opportunity was set at 100% of his annual base salary, and the value of equity awarded was $3,000,000. Mr. Michael does not participate in any SPX FLOW pension plan. We describe his perquisites below, and believe they are typical in both type and amount for our peer companies.
The following chart shows Mr. Michael’s target compensation for 2016, as compared to the compensation for chief executive officers of our peer companies. In this chart we are comparing peer company CEO total direct compensation at target, including base salary, target bonus and annual equity award - the same data the Compensation Committee examined in preparation for making decisions regarding Mr. Michael’s 2016 compensation awards. Please note, however, that due to the Company’s performance, no bonus payment was made to Mr. Michael for 2016, resulting in actual total direct compensation substantially below both his target level of compensation and the respective peer group levels shown in the chart.

2017 Proxy Statement

Executive Compensation

Long-term Equity Awards -- Our equity program is designed to be responsive to what we believe to be our investors’ preferences. For 2016, NEOs, including Mr. Michael, received equal amounts of performance-based equity that vest based on three-year external metrics (External Metric Grants) and performance-based equity that vest based on one-year internal metrics (Internal Metric Grants), with such equity designed to be tax-deductible to the Company. Key attributes of the External Metric Grants made in 2016 are:

•	Cliff vesting after three-year performance measurement period

•	Performance measurement is relative Total Shareholder Return (“TSR”) versus the S&P MidCap 400 Capital Goods Industry Group (the “Comparator Group”)

•	Between 0% and up to 150% of the stock grant may vest based on the Company's percentile rank versus the Comparator Group

•	Payout multiplier is capped at 100% if the Company's absolute TSR is negative
Internal Metric Grants made in 2016 vest ratably over three years if the internal metrics are satisfied for the first year. The internal metrics for the vesting of such awards were satisfied for 2016, and accordingly the first tranche of these awards vested in March 2017.
Annual Bonus Awards – The Company sets a target annual cash bonus award for the majority of employees, including our NEOs, based upon overall Company performance against key internal metrics. For 2016, our NEOs were eligible for a bonus between 0% and 200% of their individual target amounts based on Company achievement of goals for adjusted operating income margin and free cash flow conversion. The Company did not satisfy the threshold performance goals for these metrics and, accordingly, no bonus amounts were paid out for 2016.
Pension – Our CEO does not participate in our pension plan. Two of our currently-serving NEOs continue to participate in the pension plan we replicated based on our Former Parent’s pension plan, as required by agreements entered into in connection with our spin-off.
EXECUTIVE COMPENSATION PHILOSOPHY
We follow these guiding principles when designing and setting compensation for our NEOs:

•	Compensation should reward performance

•	Compensation should align the interests of our NEOs with those of our long-term stockholders

2017 Proxy Statement

Executive Compensation

•	Compensation should support our business and human capital strategies

•	Compensation should attract, motivate and retain quality NEOs
EXECUTIVE COMPENSATION PRACTICES

Practices We Follow
Pay for Performance
We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Half of equity awards to NEOs require the achievement of external-metric performance targets in order to vest.

Reasonable Perquisites	We believe our perquisites are comparable to those offered at peer companies. We do not pay tax gross-ups on perquisites.
Independent Compensation Advisor
The Compensation Committee retained Pearl Meyer as its compensation advisor. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

Mitigate Undue Risk
We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

Robust Stock Ownership Guidelines	We have a robust stock ownership policy and all NEOs are in compliance.
Practices We Avoid
280G Excise Tax Gross-Ups	We do not offer 280G excise tax gross-ups to any of our employees.
Hedging and Pledging
We do not permit our NEOs to engage any instrument that creates a hedge or a short interest against SPX FLOW stock performance or to pledge Company stock as collateral for any margin account, loan or other interest.

Other Practices We Avoid
•   Multi-year guarantees for salary increases;
•   Non-performance-based bonuses;
•   Excessive non-performance-based long-term incentive awards;
•   Inclusion of long-term equity awards in the pension calculation;
•   Bonus payouts without justifiable performance linkage or proper disclosure; and
•   Performance goals that are too easily achievable or based on negative earnings.

We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.
The proportion of incentive-based pay increases along with responsibility and authority. For our senior-level management, and in particular for our NEOs, a majority of total direct compensation at target, defined as salary, bonus, and equity awards, is incentive-based.
NEO performance is judged primarily by reference to performance of the company as a whole. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to our values. The Compensation Committee also reviews total compensation at least annually and termination values periodically. The Compensation Committee establishes and approves all elements of compensation for our CEO based on input from and conversations with management and the Committee’s independent compensation advisor, as well as its own assessments.
Role of the Independent Compensation Advisor and Management
The Compensation Committee has retained Pearl Meyer as its independent compensation advisor. The independent compensation advisor consults on all aspects of executive officer and director compensation. See “Corporate Governance—Compensation Advisor.”
The most significant aspects of management’s role in the compensation-setting process are as follows:

•	Our human resources, finance and legal departments prepare materials for the Compensation Committee, as does the Committee’s independent compensation advisor.

•
Our CEO provides his evaluation of the performance of each of the other NEOs and offers recommendations regarding their salary levels, bonus targets and equity awards. These recommendations are reviewed with the Committee’s independent compensation advisor and then submitted to the Committee for review, discussion, and approval.

2017 Proxy Statement

Executive Compensation

•	Management prepares and recommends business performance targets and objectives.
SPX FLOW PEER GROUP
The Compensation Committee and its outside compensation advisor have set a group of peer companies for our company for the purpose of compensation comparisons. The peer group selected for 2016 consisted of 13 manufacturing companies with annual revenues between $1 billion and $8 billion, and market capitalizations between $1 billion and $7 billion. Our revenues in 2016 were $1.99 billion and our market capitalization at December 31, 2016, was $1.34 billion.
The peer companies were drawn from a pool of potential peer companies (1) suggested by our management, and (2) identified in a peer review conducted by Pearl Meyer. Companies suggested by management were believed to be key competitors for senior talent or had businesses or end markets similar to the Company.
Peer companies were selected from the pool based on:

•
Annual revenue of approximately 0.5 to 2.5 times that of SPX FLOW. Companies outside this range were considered only if Pearl Meyer and the Compensation Committee believed there were strong reasons to include them

•	Market capitalization

•	Similar mix of businesses

•	Similar end markets

•	Competition for senior talent.
Other factors considered in selecting our peer group included international exposure, number of employees, total-shareholder return profile over various periods, and the GICs industry sub-group.
The largest company in our peer group, Flowserve, was selected due to its close similarities to our company in business mix and end-markets and our belief that it competes with us for senior talent. All peer companies are members of the Industrial Machinery GICs sub-group except for (1) Regal Beloit which, though it is in the Electrical Components and Equipment sub-group, has similar business mix and end markets, and (2) AO Smith, part of the Building Products GICs sub-group, which shares our exposure to large projects.
The following companies comprised our peer group for determining 2016 compensation:

· Actuant Corporation · AO Smith Corporation · Colfax Corporation · Crane Company · Donaldson Company, Inc.	· Flowserve Corporation · IDEX Corporation · ITT Corporation · Regal Beloit Corporation	· Valmont Industries, Inc. · Watts Water Technologies, Inc. · Woodward, Inc. · Xylem Inc.
We consider competitive compensation practices by other companies for comparative purposes. We do not target specific benchmark percentiles. The comparative analysis is just one of several tools we use to set compensation. We award compensation considering factors including market forces, company or individual performance, longevity of contribution to the company, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.

2017 Proxy Statement

Executive Compensation

2016 COMPENSATION
The Compensation Committee established the executive compensation program to implement our focus on pay-for-performance, aligning the interests of our executive officers to our stockholders, supporting our business strategy and attracting key talent to the Company. Following are the key elements:

2016 Compensation Element	Purpose	Key Characteristics
Base Salary	Reflects the competitive marketplace, role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to our results.	Fixed compensation, reviewed and, if appropriate, adjusted annually.
Bonus Plan	Motivates NEOs to achieve our short-term business objectives.	Cash award based on pre-set corporate goals. Tied to our business objectives.
External Metric Grants	Aligns NEO interests to stockholders through equity ownership and motivates NEOs to outperform peer companies.
Variable, performance-based restricted stock award meant to qualify as tax-deductible. Cliff vesting based on relative total shareholder return versus a pre-selected peer group over a three-year period.

Internal Metric Grants	Aligns NEO interests to stockholders through equity ownership and supports retention with multi-year vesting.	Restricted stock award, requires Company performance against internal metrics over an initial one-year period and meant to qualify as tax-deductible. Vesting phased over three years.
Pension	Provides guaranteed retirement income for participating NEOs.	Our newest NEOs, including our CEO, do not participate in our pension plan.
Other Compensation	Provides benefits promoting health, work-life balance, and retention awards. Designed to be competitive.	See the footnotes to the Summary Compensation Table for a listing of other compensation.
NEO performance was judged primarily by reference to performance of the Company as a whole. Additional, subjective assessments were made by the Compensation Committee in respect of adherence to Company values, competence, potential and alignment with Company goals. The Compensation Committee established, reviewed and approved all elements of compensation for the CEO based on review of key financial metrics, input from and discussions with members of the management team and its independent compensation advisor, Pearl Meyer.
The Compensation Committee also considered the competitive compensation practices by other companies in the peer group, although it did not target specific benchmark percentiles. Additional considerations included market forces, Company, end market, or individual performance, longevity of contribution to the Company, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.
Mr. Michael’s Compensation
Mr. Michael’s total direct compensation (salary, bonus, and equity) for 2016 as reported in the Summary Compensation Table appearing on p. 30 includes the grant date value of long-term equity awards of $3,000,000. The Compensation Committee believes this strongly promotes his alignment with the interests of our stockholders and our commitment to retaining key talent while also creating long-term value for our stockholders. The reported total compensation also reflects that no bonus amount was paid out for 2016, due to the Company’s performance in 2016. We believe these compensation decisions are in line with our compensation philosophy to reward performance, set incentive targets that are challenging to achieve and to align the interests of our named executive officers with the long-term interests of our stockholders.
Base Salary
Base salary is designed to offer competitive base income in the context of the NEO’s role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to Company results.
In 2016, Messrs. Smeltser and Kowalski received salary increases of 2.5% and Mr. Tsoris received a salary increase of 12.0%. Each salary increase was in line with the U.S. merit increase budget and became effective in the first payroll date of April 2016.

2017 Proxy Statement

Executive Compensation

Bonuses
The Company did not pay an annual cash performance bonus to its employees, including the NEOs, for 2016.
Targets
Annual cash bonus awards are targeted at a percentage of year-end salary. This percentage increases as the employee’s responsibilities and authority increase to help ensure that those most able to impact Company performance have the greatest percentage of their total compensation tied to Company performance.
Target bonuses for most NEOs were unchanged for 2016, with targets of 100% of salary for Mr. Michael, President and CEO, 80% for each of Messrs. Smeltser and Kowalski, and 70% for Messrs. Gibson and Tsoris.
Awards
Annual cash bonuses for our NEOs are paid under the 162(m) Plan (defined later). Provided that the performance metrics under the 162(m) Plan are met, and subject to the maximum payment amount permitted under the 162(m) Plan, our Compensation Committee has provided that annual incentive payments under the 162(m) Plan shall be paid by reference to the metrics under the Executive Bonus Plan (the “EBP”) (as further described below), the plan under which non-officers were eligible.
The EBP paid bonuses ranging from 0% to 200% of target bonus by reference to one or more metrics. The threshold for at least one metric must have been met in order for any bonus to be paid. If only one metric threshold was met, total potential payout was limited to 50% of target bonus. The metrics selected for the EBP were Bonus Operating Margin and Bonus Free Cash Flow Conversion. These metrics were selected because they incentivize the participants to maximize Company performance against metrics that drive earnings growth and cash flow, key criteria for the Company’s long-term success. Bonus Operating Margin is defined as GAAP operating income, subject to certain adjustments, divided by net revenues. Bonus Free Cash Flow Conversion is defined as GAAP operating cash flow less capital expenditures, divided by GAAP net income, subject to certain adjustments. The threshold, target and maximum levels for each of these metrics required year-over-year improvement and were designed to share incremental returns between stockholders and employees.
Certain items were excluded in the calculation of these metrics to eliminate factors beyond the reasonable control of the participants in the measurement year in order to focus employees, including NEOs, on controllable operating performance and to eliminate possible disincentives to act in the best interest of stockholders. For example, the Company’s significant investment in restructuring activities in 2016 is expected to have long-term benefits, but could result in loss of profits and cash flow from the business in the near term. Accordingly, these restructuring expenses are adjusted in the calculation of these metrics. Even with the equitable adjustments for certain items, the Company did not meet the threshold performance criteria for either Bonus Operating Margin or Bonus Free Cash Flow Conversion in 2016, which threshold levels were 9.17% and 80%, respectively. Bonus Operating Margin and Bonus Free Cash Flow Conversion for 2016 were 6.9% and 68.4%, respectively. Based on this level of performance, the Compensation Committee exercised negative discretion under the 162(m) Plan and no bonus payments were made.
Pursuant to the terms of his employment offer, Mr. Gibson, who joined the Company in June 2016, received a $50,000 signing payment and a stipulated minimum year-end payment in lieu of a bonus of $322,013.
Equity-Based Awards
Long-term equity awards are designed to promote stock ownership and expose senior-level management to the risks and rewards faced by long-term stockholders. Because Internal Metric Grants, if initial-year performance metrics are satisfied, vest ratably over three years for officers who are not of retirement age, they are also designed to have significant employee retention value and continue to tie the interests of NEOs to those of stockholders even after they are awarded. Grants of performance-based restricted stock are the most significant component of our NEOs’ direct compensation opportunity.
The table below shows the long-term incentive awards granted in 2016 for each of our NEOs:

NEO	External Metric Restricted Stock Award (1)	Internal Metric Restricted Stock Award (2)	Special Restricted Stock Unit Award (3)
Marcus G. Michael	56,011	52,779	—
Jeremy W. Smeltser	23,338	21,991	—
David A. Kowalski	23,338	21,991	—
Dwight A.K. Gibson	10,944	11,378	—
Stephen A. Tsoris	9,335	8,796	9,136

2017 Proxy Statement

Executive Compensation

(1)
External Metric Grants are performance-based restricted stock awards that feature cliff-vesting after a three-year performance period in which the Company’s Total Shareholder Return (“TSR”) is measured against the S&P MidCap 400 Capital Goods Industry Group (the “Comparator Group”) and between 0% and up to 150% of the award may vest based on the Company’s percentile ranking versus the Comparator Group between the 35th and 75th percentile.

(2)
Internal Metric Grants are performance-based restricted stock awards that vest at the rate of 1/3 per year over three years based on (i) continued employment and (ii) satisfaction of an internal performance criteria in the first year that is designed to meet the tax-deductibility criteria for the Company under Section 162(m) of the Internal Revenue Code. Internal Metric Grants vest based on the same triggers applicable under the 162(m) Plan. The performance goals for vesting of the Internal Metric Grants awarded in 2016 were adjusted operating margin (GAAP operating income, after adjustment for certain items, as a percentage of net revenues) of 5.0% or net revenues of $1.9 billion, and the Company’s 2016 performance with respect to these metrics was 6.9% and $1.996 billion, respectively.

(3)
Special Restricted Stock Unit Awards are performance-based and time based equity units that were granted to certain officers and non-officers to promote retention and to motivate participants to help the Company achieve certain profitability goals. The awards are divided evenly between a time-based component that cliff vests upon continued employment through December 31, 2018, and a performance-based component that cliff vests upon Company achievement of target adjusted EBITDA in the 2018 fiscal year. These are equity unit awards without dividend or voting rights and are therefore excluded from the Ownership of Common Stock chart on p. 16.

Equity Awards Practices
A full review of executive compensation, including equity awards, is conducted at least annually. Equity awards are reviewed and approved late in the prior year and granted within the first month of the award year. Dividends with respect to any shares of unvested restricted stock are deposited in the NEO’s name in an escrow or similar account maintained by SPX FLOW for that purpose. The NEO receives these dividends only if and when the related shares of equity vest. Dividends are forfeited if the equity on which those dividends were paid is forfeited. The Company is not currently paying a dividend so this treatment is not applicable. In the event of retirement, for the named executive officers with employment agreements, termination by SPX FLOW without “cause” or, voluntary termination by the executive for “good reason” (each as defined in the applicable award or employment agreements), unvested restricted stock will remain subject to the original performance requirements and vesting schedule (to the extent provided under such agreements).
The Compensation Committee also may make special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment.
Other Benefits and Perquisites
We provide perquisites to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. See the Summary Compensation Table and accompanying footnotes for a full listing of benefits and perquisites. We did not provide tax gross-up payments for perquisites.
The CEO may utilize the Company aircraft for personal travel for himself and his family. Other NEOs may be permitted personal use of the aircraft for themselves and their families if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX FLOW business. We report the value of any personal use of the aircraft by NEOs as ordinary taxable income and as compensation in the Summary Compensation Table.
Retirement and Deferred Compensation Plans
NEOs and other senior-level management are eligible to participate in the SPX FLOW Retirement Savings Plan (the “401(k) Plan”) and the SPX FLOW Supplemental Retirement Savings Plan (the “SRSP”), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses in excess of those permitted under the 401(k) Plan. See the Nonqualified Deferred Compensation in 2016 table and accompanying narrative and footnotes for more information regarding these plans.
Mr. Kowalski and Mr. Smeltser participate in the SPX FLOW Supplemental Retirement Plan for Top Management (the “TMP”) based upon commitments made by SPX Corporation. Mr. Kowalski also retains an accumulated benefit in the SPX US Pension Plan (the “USPP”) and the SPX Corporation Supplemental Individual Account Retirement Plan (the “SIARP”), which are sponsored by SPX Corporation and have been frozen since before the spin-off of SPX FLOW from SPX Corporation in September 2015. Effective in 2016, Mr. Kowalski received a lump sum payment of his USPP benefit in the amount of $419,244 and a lump sum payment of a portion of his SIARP benefit of $67,003. The Summary Compensation Table and the Pension Benefits table, and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, USPP and SIARP. Retirement benefits payable upon an NEO’s termination of employment are quantified and described in “Potential Payments Upon Termination or Change-in-Control.”
Termination and Change-in-Control Provisions
We design termination and change-in-control contractual provisions to be competitive at the time we enter into an agreement. As a result, our agreements have changed over time, with more recent agreements generally offering reduced payments and multi-year vesting obligations.

2017 Proxy Statement

Executive Compensation

Our severance arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control.
Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance. Accordingly, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements.
In the case of certain terminations following a change in control, the NEOs become immediately vested in all previously granted unvested SPX FLOW equity, including shares and units subject to performance vesting at the target level of vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control. Additionally, other benefits may be paid in the event the executive is terminated following a change in control (sometimes called a “double trigger”).
Termination and change-in-control agreements are further discussed and quantified in “Potential Payments Upon Termination or Change-in-Control.”
Stock Ownership Guidelines
We maintain stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Other Executive Officers	300% of salary
Other executives designated by the Compensation Committee	100% - 200% of salary
Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer.
Once an NEO attains the desired level of share ownership, he or she will continue to be compliant with these guidelines even if the NEO later falls below the guideline, provided that the NEO retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines.
Each NEO was in compliance with these requirements as of March 1, 2017.
2017 Compensation Changes
In 2017, the Company will continue to pursue its compensation philosophy of pay-for-performance, aligning the interests of our executive officers to our stockholders, supporting our business strategy and attracting key talent. The below chart highlights the primary elements of the 2017 compensation program for NEOs.

2017 Proxy Statement

Executive Compensation

2017 Compensation Element	2016 Characteristics	Changes in 2017
Base Salary	Fixed compensation, reviewed and, if appropriate, adjusted annually.	The Compensation Committee approved modest increases to the NEOs base salary in 2017 in recognition of the continuing challenges in the Company’s end markets.
Bonus Plan	Cash award based on pre-set corporate goals tied to our business objectives.	2017 metrics will track performance against targets for Orders, Adjusted EBITDA and Adjusted Free Cash Flow.
External Metric Grants
Variable, performance-based restricted stock award meant to qualify as tax-deductible. Cliff vesting based on relative total shareholder return versus a pre-selected peer group over a three year period.
External metric restricted stock awards will be divided evenly between the existing performance metric and a new metric of three-year average Return On Invested Capital.
Internal Metric Grants	Restricted stock award, requires Company performance against internal metrics and meant to qualify as tax-deductible. Vesting phased over three years.	No change in plan, subject to revision of the 162(m) criteria annually.
Deferred Compensation	Our newest NEOs, including our CEO, do not participate in the pension plan. All NEOs have access to 401(k) and a non-qualified supplemental deferred compensation plan.	No change.
Tax Matters
We seek to structure executive compensation in a tax efficient manner, and review compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Compensation Committee has not adopted a policy requiring all compensation to be tax-deductible. We structure our executive officer bonuses to be tax-deductible, and therefore a separate plan, the Executive Annual Bonus Plan (the “162(m) Plan”) determines whether each NEO qualifies for the payment of bonuses described above, and sets a cap on the amount of bonus that may be awarded and treated as tax-deductible. The Compensation Committee may set the amounts payable under the 162(m) Plan (subject to the maximum amount permitted under the 162(m) Plan and applicable performance metrics being met). While the Compensation Committee can exercise its discretion to reduce any bonus payable under the 162(m) Plan, the Compensation Committee does not have discretion to increase the bonus payable under the 162(m) Plan.
Internal Metric Grants made in 2016 vest based on the same trigger as under the 162(m) Plan. In 2016, the 162(m) Plan performance goals were met.
Impact on Compensation from Misconduct—Clawbacks
If the Board of Directors were to determine that an NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.
We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes-Oxley Act of 2002. The 162(m) Plan provides for repayment or forfeiture of awards under specified circumstances if the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the Company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. Our equity award agreements provide that awards are subject to any compensation recovery policy adopted by us, as amended from time to time.
Notes
The discussion of performance targets in Compensation Discussion and Analysis is exclusively in the context of executive compensation, and you should not use these targets for any other purpose, or regard them as an indication of management’s expectations of future results.
References to “bonuses” are to performance-based payments as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

2017 Proxy Statement

Executive Compensation

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the SPX FLOW Board of Directors comprises three directors. Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX FLOW’s “Compensation Discussion and Analysis” on behalf of the Board of Directors.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and SPX FLOW’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee Emerson U. Fullwood, Chairman Terry S. Lisenby David V. Singer

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Executive Compensation

SUMMARY COMPENSATION TABLE FOR 2016
This table summarizes the compensation for the named executive officers in 2016. The “named executive officers” are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2016. Compensation in this and the following tables includes amounts received from SPX Corporation prior to our spin-off in 2015. References to benefit plan amounts in this and the following tables include amounts under the corresponding SPX Corporation plans prior to our spin-off.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Marcus G. Michael	2016	$825,000	$—	$2,999,954	$—	$—	$—	$181,322	(4)	$4,006,276
President and CEO
Jeremy W. Smeltser	2016	$599,785	$—	$1,249,976		$—	$173,876	$86,112	(5)	$2,109,749
Vice President and CFO	2015	$584,505	$—	$1,536,304	$786,347	$400,044	$668,484	$81,709		$4,057,393
	2014	$556,923	$—	$1,613,698		$886,502	$326,309	$104,098		$3,487,530
David A. Kowalski	2016	$625,428	$—	$1,249,976	$—	$—	$566,674	$111,294	(6)	$2,553,372
President, GMO	2015	$613,450	$—	$1,286,289	$786,347	$417,146	$1,034,501	$58,261		$4,195,994
Dwight A. K. Gibson (7)	2016	$263,408	$372,013	$699,976	$—	$—	$—	$167,529	(8)	$1,502,926
President, Food and Beverage
Stephen A. Tsoris	2016	$410,139	$—	$749,934	$—	$—	$—	$90,325	(9)	$1,250,398
Vice President, Secretary and General Counsel

(1)
Named executive officers are eligible to defer up to 50% of their salaries into the SPX FLOW Retirement Savings Plan, a tax-qualified retirement savings plan (the “401(k) Plan”) (up to applicable IRS limits), and up to 50% of their salaries into the SPX FLOW Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the “SRSP”). In 2016, the named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Mr. Michael	$18,000	$166,586
Mr. Smeltser	$18,000	$72,972
Mr. Kowalski	$18,000	$35,509
Mr. Gibson	$—	$—
Mr. Tsoris	$18,000	$20,250

(2)
These grants are generally subject to performance vesting conditions. The amounts reported in the above table were calculated in accordance with Topic 718 to reflect their grant date fair value at the target level of performance. See note 12 to the consolidated and combined financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016 for additional information regarding the calculation of these numbers for awards made in 2016. See the Grants of Plan Based Awards in 2016 table for more information on these grants. In 2016, one grant (to Mr. Tsoris with a grant date fair value of $124,980) was not subject to performance vesting conditions. The following table sets forth the grant date fair value of all equity awards made in 2016 assuming that performance-vesting conditions are satisfied at the highest level.

Name	2016
Mr. Michael	$3,749,954
Mr. Smeltser	$1,562,472
Mr. Kowalski	$1,562,472
Mr. Gibson	$874,971
Mr. Tsoris	$999,924

(3)
The change in pension value is based on assumed discount rates of 3.01% at December 31, 2015, and 3.82% at December 31, 2016. There were no above market earnings on nonqualified deferred compensation to report for any of the named executive officers in 2016.

(4)	Mr. Michael received $181,322 in All Other Compensation, including:

•
$145,554 representing the change in value between December 31, 2015 and December 31, 2016 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.66% and 4.32% on those dates, respectively;

•	$33,317 in matching contributions to the SRSP; and

•	$13,250 in matching contributions to the 401(k) plan.
The remaining $(10,799) consisted of an adjustment of his relocation and expatriation costs from 2015 that were reported in 2016.

2017 Proxy Statement

Executive Compensation

(5)	Mr. Smeltser received $86,112 in All Other Compensation, including:

•
$18,758 representing the change in value between December 31, 2015 and December 31, 2016 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.66% and 4.32% on those dates, respectively;

•	$24,324 in matching contributions to the SRSP; and

•	$13,250 in matching contributions to the 401(k) plan.
The remaining $29,780 consisted of financial planning; post-retirement medical insurance benefit; and coverage under the executive long-term disability plan.

(6)	Mr. Kowalski received $111,294 in All Other Compensation, including:

•
$64,447 representing the change in value between December 31, 2015 and December 31, 2016 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.66% and 4.32% on those dates, respectively;

•	$25,364 in matching contributions to the SRSP; and

•	$13,250 in matching contributions to the 401(k) plan.
The remaining $8,233 consisted of post-retirement medical insurance benefit; and coverage under the executive long-term disability plan.

(7)
Mr. Gibson joined the Company in June 2016. Pursuant to the terms of his employment offer, Mr. Gibson received a $50,000 signing payment and a stipulated minimum payment in lieu of a bonus of $322,013. These amounts are reported in the table in the “Bonus” column.

(8)	Mr. Gibson received $167,529 in All Other Compensation, including:

•
$109,311 in reimbursement for relocation costs that were payable by Mr. Gibson to his former employer in connection with his hire by the Company and $54,328 as a tax-gross-up payment to Mr. Gibson related to that reimbursement payment.

The remaining $3,890 consisted of the value of the post-retirement key manager life insurance benefit.

(9)	Mr. Tsoris received $90,325 in All Other Compensation, including:

•
$59,731 representing the change in value between December 31, 2015 and December 31, 2016 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.66% and 4.32% on those dates, respectively;

•	$16,875 in matching contributions to the SRSP; and

•	$13,250 in matching contributions to the 401(k) plan.
The remaining $469 consisted of financial planning.
The above benefits are provided pursuant to the terms of employment agreements with each named executive officer other than Messrs. Gibson and Tsoris. The term of the employment agreements for Messrs. Michael and Smeltser extend through December 31, 2017, provided the term shall be extended from year to year unless proper advance notice is provided in accordance with the terms of the agreement. The expiration date for the rolling term agreement of Mr. Kowalski is automatically extended by one day for each day of the term that elapses.
Under the agreements, any annual base salary rate reductions require the named executive officer’s consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity based compensation plans that we establish or maintain for our officers. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are provided pursuant to the agreements.
See “Compensation Discussion and Analysis” for further discussion and explanation of each element of compensation.

2017 Proxy Statement

Executive Compensation

GRANTS OF PLAN-BASED AWARDS IN 2016
The following table provides information regarding equity and non-equity awards granted to the named executive officers in 2016.

Name	Grant Date (1)	Award Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Maximum ($) (2)	Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares or Stock Units (#) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
				Threshold (#)	Target (#)	Maximum (#)
Marcus G. Michael	1/4/2016	12/15/2015	$1,650,000
	1/4/2016	12/15/2015		80,784	108,790	136,796		$2,999,954
Jeremy W. Smeltser	1/4/2016	12/15/2015	$964,812
	1/4/2016	12/15/2015		33,660	45,329	56,998		$1,249,976
David A. Kowalski	1/4/2016	12/15/2015	$1,006,058
	1/4/2016	12/15/2015		33,660	45,329	56,998		$1,249,976
Dwight A. K. Gibson	6/6/2016	6/6/2016	$644,026
	6/6/2016	6/6/2016		16,850	22,322	27,794		$699,976
Stephen A. Tsoris	1/4/2016	12/15/2015	$588,000
	1/4/2016	12/15/2015		13,463	18,131	22,799		$499,974
	10/12/2016	10/12/2016		N/A	4,568	9,136		$124,980
	10/12/2016	10/12/2016					4,568	$124,980

(1)
The Compensation Committee approved annual equity awards and participation in the 162(m) Plan bonuses at the December 2015 Compensation Committee meeting. The effective date of equity awards is determined without regard to current or anticipated stock price levels or the release of material non-public information.

(2)
Represents the maximum amount payable under the Executive Bonus Plan. Under the 162(m) Plan, a maximum amount is payable if the performance target is reached, subject to the Compensation Committee’s ability, in its sole discretion, to reduce the amount actually paid. In 2017, the Compensation Committee determined the amount payable under the 162(m) Plan by reference to the Executive Bonus Plan performance metrics. See “Compensation Discussion and Analysis-2016 Compensation-Bonuses-Awards” for further discussion of this practice. The following table shows the threshold, target and maximum payouts in the Executive Bonus Plan matrix, upon which the Committee based the 2016 bonus payments of our named executive officers.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Marcus G. Michael	$206,250	$825,000	$1,650,000
Jeremy W. Smeltser	$120,602	$482,406	$964,812
David A. Kowalski	$125,757	$503,029	$1,006,058
Dwight A. K. Gibson	$80,503	$322,013	$644,026
Stephen A. Tsoris	$73,500	$294,000	$588,000

(3)
Assumes all stock will vest. See “Compensation Discussion and Analysis—2016 Compensation—Equity-Based Awards” beginning on p. 25, for a description of the performance vesting requirements. All shares are subject to performance requirements.

(4)	Restricted stock unit award not subject to performance requirements for vesting.

(5)
Represents the Topic 718 grant date fair value, based on the closing price of our stock on the day prior to the grant. See note 12 to the consolidated and combined financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016 for the assumptions made in the valuation of these awards.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016
The following table details the outstanding equity awards held by each of our named executive officers at December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)(#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)($)
Marcus G. Michael	5,266	10,535	$61.29	1/2/2025				52,779	(3a)	$1,692,095
								56,011	(3b)	$1,795,713
					3,370	(6)	$108,042
					1,040	(11a)	$33,342
								4,157	(11b)	$133,273
Jeremy W. Smeltser	13,572	27,146	$61.29	1/2/2025				21,991	(3a)	$705,031
								23,338	(3b)	$748,216
					8,683	(6)	$278,377
					14,501	(9)	$464,902
								2,646	(10a)	$84,831
								20,634	(10b)	$661,526
David A. Kowalski	13,572	27,146	$61.29	1/2/2025				21,991	(3a)	$705,031
								23,338	(3b)	$748,216
					9,667	(9)	$309,924
								2,646	(10a)	$84,831
								20,634	(10b)	$661,526
Dwight A.K. Gibson								11,378	(4a)	$364,779
								10,944	(4b)	$350,865
Stephen A. Tsoris								8,796	(3a)	$282,000
								9,335	(3b)	$299,280
								4,568	(5a)	$146,450
					4,568	(5b)	$146,450
					3,099	(7)	$99,354
					3,082	(8)	$98,809
					666	(11a)	$21,352
								2,660	(11b)	$85,280

(1)	Stock options awarded on January 2, 2015 vest at the rate of 33 1/3% per year.

(2)	Based on the closing price of our common stock of $32.06 on December 30, 2016, the last trading day in 2016.

(3a)
Internal Metric Grant awarded on January 4, 2016 vests at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for the initial year, with vesting dates of March 2, 2017, January 4, 2018, and January 4, 2019.

(3b)	External Metric Grant awarded on January 4, 2016 becomes eligible to vest January 4, 2019 subject to satisfaction of external performance criteria for the three-year performance period.

(4a)
Internal Metric Grant awarded on June 6, 2016 vests at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for fiscal year 2016, with vesting dates of March 2, 2017, January 4, 2018, and January 4, 2019.

(4b)	External Metric Grant awarded on June 6, 2016 becomes eligible to vest January 4, 2019 subject to satisfaction of external performance criteria for the three-year performance period.

(5a)
Special Restricted Stock Unit Award-Performance granted on October 12, 2016 becomes eligible to vest March 6, 2019 subject to satisfaction of internal performance criteria for a specified performance period.

(5b)	Special Restricted Stock Unit Award-Time granted on October 12, 2016 with a vesting date of December 31, 2018.

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Executive Compensation

(6)
Restricted shares awarded on January 2, 2015 vest at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for the initial period, which was satisfied, with vesting dates of January 2, 2016, January 2, 2017, and January 2, 2018.

(7)	Restricted units awarded on January 2, 2015 vest at the rate of 33 1/3% per year, with vesting dates of January 2, 2016, January 2, 2017 and January 2, 2018.

(8)	Restricted units awarded on August 20, 2015 vest at the rate of 33 1/3% per year, with vesting dates of August 20, 2016, August 20, 2017 and August 20, 2018.

(9)	Restricted shares awarded on December 16, 2015 vest at the rate of 50% per year, with vesting dates of December 16, 2016 and December 16, 2017.

(10a)
Restricted shares awarded on January 2, 2014 vest at the rate of 33 1/3% per year, subject to satisfaction of internal performance for each applicable year, with vesting dates of February 25, 2015, March 2, 2016, and March 2, 2017.

(10b)	External Metric Grant awarded on January 2, 2014 becomes eligible to vest January 2, 2017 subject to satisfaction of external performance criteria for the three-year performance period.

(11a)	Restricted units awarded on January 2, 2014 vest at the rate of 33 1/3% per year, with vesting dates of January 2, 2015, January 2, 2016, and January 2, 2017.

(11b)
Restricted units awarded on January 2, 2014 become eligible to vest January 2, 2017 subject to satisfaction of external performance criteria for the three-year performance period; the number of restricted units vesting is subject to a floor of 50%.

2017 Proxy Statement

Executive Compensation

OPTIONS EXERCISED AND STOCK VESTED IN 2016
The following table sets forth stock vested for each of our named executive officers in 2016. Our named executive officers did not exercise any options in 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marcus G. Michael	6,336	$176,838
Jeremy W. Smeltser	24,471	$692,745
David A. Kowalski	15,296	$418,012
Dwight A.K. Gibson	—	$—
Stephen A. Tsoris	6,410	$179,427

(1)	Based on the market value at time of vesting.
PENSION BENEFITS
The following table sets forth the net present value of accumulated benefits payable to each of the named executive officers, including the number of years of credited service. Effective in 2016, Mr. Kowalski received a lump sum payment of his USPP benefit of $419,244 and a lump sum payment of a portion of his SIARP benefit of $67,003.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2)($)	Payments during the last fiscal year ($)
Marcus G. Michael	N/A	N/A	$—	$—
Jeremy W. Smeltser	TMP	7.67	$1,510,196	$—
David A. Kowalski	TMP	11.36	$3,911,292	$—
Dwight A.K. Gibson	N/A	N/A	$—	$—
Stephen A. Tsoris	N/A	N/A	$—	$—

(1)
The name of the pension plan is the SPX FLOW Supplemental Retirement Plan for Top Management (the “TMP”). Prior to our spin-off in 2015, this benefit was provided under the SPX Corporation Supplemental Retirement Plan for Top Management.

Upon designation by the Compensation Committee, named executive officers participate in the TMP. For Messrs. Smeltser and Kowalski, the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). For Mr. Smeltser, this target benefit accrues ratably over a 25-year period with Mr. Smeltser receiving the maximum benefit after 25 years. For Mr. Kowalski, this target benefit accrues ratably over a 20-year period with Mr. Kowalski receiving the maximum benefit after 20 years. A participant’s benefits may commence as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.
Messrs. Michael, Gibson and Tsoris do not participate in the TMP.
For Mr. Kowalski, the benefit vests after 5 years of service. For Mr. Smeltser, the benefit vests after 5 years of service as an officer. Participants in the TMP may elect to receive their benefits in a lump sum or annuity form of payment.
In general, “pensionable earnings” for purposes of the TMP is the amount reported as wages on a participant’s Form W 2 and paid prior to termination of employment, increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX FLOW Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment. “Pensionable earnings” does not include the following amounts: (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity awards, (vii) severance pay paid after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash that are required to be included in taxable income under the Internal Revenue Code.
Prior to our spin-off in 2015, Mr. Kowalski also participated in pension plans sponsored by SPX Corporation - the SPX US Pension Plan (the “USPP”) and the SPX Corporation Supplemental Individual Account Retirement Plan (“SIARP”). Accruals under both of these plans were frozen prior to the spin-off, and SPX Corporation remained the sponsor of both plans after the spin-off. The USPP is a tax qualified cash balance defined benefit pension plan. The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain USPP participants. The following table sets forth the net present value of accumulated benefits payable to Mr. Kowalski. Effective in 2016, Mr. Kowalski received a lump sum payment of his USPP benefit of $419,244 and a lump sum payment of a portion of his SIARP benefit of $67,003. These payments, as well as the remaining SIARP benefit owed to Mr. Kowalski from SPX Corporation are projected forward to the assumed payment date under the TMP and offset that benefit per the plan provisions of the TMP.

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Executive Compensation

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2)($)	Payments during the last fiscal year ($)
David A. Kowalski	SIARP	N/A	$338,524	$67,003
	USPP	N/A	$—	$419,244

(2)
The present value of accumulated benefit in the TMP is based on an assumed discount rate of 3.82% at December 31, 2016. The present value of accumulated benefit in the SIARP is based on an assumed discount rate of 3.83% at December 31, 2016.

NONQUALIFIED DEFERRED COMPENSATION IN 2016
The following table sets forth information relating to the SRSP. Named executive officers and other senior-level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made prior to the beginning of the year to which they relate.
A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan. The deferrals and match are allocated to the fund(s) under the SRSP as selected by the participant.
In general, “eligible compensation” for purposes of the SRSP is the amount reported as wages on a participant’s Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX FLOW Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity awards, and (ix) severance pay paid after termination of employment.
All matching contributions into the 401(k) Plan are invested initially in the SPX FLOW Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX FLOW common stock, with a portion of the fund in cash, for purposes of administrative convenience. All matching contributions into the SRSP are made in cash and invested according to the participant’s elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX FLOW Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. In accordance with the rules set forth under the SRSP participants generally elect the form and timing of payment of their SRSP deferral account prior to the years in which such amounts are deferred. All amounts deferred under the SRSP after 2009 and before 2016 will be paid in a lump sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2). Beginning with 2016, participants may elect to receive their amounts deferred in 2016 and later in either a lump sum or five annual installments, six months following employment termination.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE (4)
Marcus G. Michael	$166,586	$33,317	$6,454	$—	$206,357
Jeremy W. Smeltser	$72,972	$24,324	$57,844	$—	$949,827
David A. Kowalski	$35,509	$25,364	$84,011	$—	$1,033,297
Dwight A.K. Gibson	$—	$—	$—	$—	$—
Stephen A. Tsoris	$20,250	$16,875	$11,482	$—	$120,060

2017 Proxy Statement

Executive Compensation

(1)	Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table:

Name	2016 Salary Contributions	2015 Non-Equity Incentive Plan Compensation Contributions
Mr. Michael	$166,586	$—
Mr. Smeltser	$72,972	$—
Mr. Kowalski	$35,509	$—
Mr. Gibson	$—	$—
Mr. Tsoris	$20,250	$—
Deferrals to the SRSP from the 2015 non-equity incentive compensation payout were not permitted pursuant to the terms of the SRSP.

(2)	Represents matching amounts contributed by us to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.

(3)	Aggregate earnings under the SRSP are not above-market and, accordingly, are not included in the Summary Compensation Table.

(4)	In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP reported as compensation in the Summary Compensation Table for the:

•	Year ended December 31, 2015: Mr. Smeltser, $204,227; and Mr. Kowalski, $75,429.

•	Year ended December 31, 2014: Mr. Smeltser, $68,624; and Mr. Kowalski, $34,591.

•	Year ended December 31, 2013: Mr. Smeltser, $60,000.

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Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
We have entered into agreements, including an employment agreement for certain of our named executive officers, and a change-in-control agreement and stock plan award agreements with each of our named executive officers, governing compensation in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2016 and a stock price of $32.06, our closing stock price on the New York Stock Exchange on December 30, 2016, the last trading day of 2016. The following tables should be read in connection with the Pension Benefits table on p. 35. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in the additional text following, the tables.

Marcus G. Michael
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—	$—		$—		$1,650,000	(1)	$2,475,000	(2)
Bonus	$—	$825,000	(3)	$825,000	(3)	$1,650,000	(4)	$2,475,000	(5)
Value of Accelerated Equity	$—	$3,762,465	(6)	$3,762,465	(6)	$1,402,721	(7)	$3,762,465	(6)
Retirement Plans	$—	$—		$—		$—		$—
All Other Compensation (8)	$79,327	$615,007		$3,188,607		$167,900		$643,123
TOTAL	$79,327	$5,202,472		$7,776,072		$4,870,621		$9,355,588

(1)	Two times annual salary at time of termination.

(2)	Three times the greater of annual salary immediately prior to change in control or at time of termination.

(3)	The greater of the prorated amount of actual bonus paid for the prior year or the target bonus for the termination year.

(4)	Two times the greater of actual bonus paid for the prior year or the target bonus for the termination year.

(5)	Three times the greater of actual bonus paid for the prior year or the target bonus for the termination year.

(6)	Value of vesting in all unvested restricted stock, unvested restricted stock units and stock options at target. There are no in-the-money stock options.

(7)
Value of vesting in the unvested restricted stock, unvested restricted stock units and stock options that would have vested in the two years following termination. The value assumes that all applicable performance vesting requirements will be met. There are no in-the-money stock options.

(8)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $79,327.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•	Disability: $535,680;

•
Death: life insurance proceeds of $3,109,280, which is equal to the sum of two times annual salary (less $50,000 in insurance from the company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $1,600,000 and gross ups for federal and other tax liabilities in the amount of $1,509,280;

•
Involuntary termination without cause or voluntary resignation for good reason: reimbursement of premiums paid over benefit continuation period for two years, in the amount of $14,357 which represents his imputed income for group life insurance benefits in the year prior to termination; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary, with an estimated present value of $457,497.

•	Outplacement assistance: involuntary termination without cause, voluntary resignation for good reason, or termination following a change in control: $50,000.

•	Additional benefits:

•	Health and welfare insurance premiums:

•	Involuntary termination without cause or voluntary resignation for good reason: $24,216; and

•	Termination following a change in control: $56,299.

2017 Proxy Statement

Executive Compensation

Jeremy W. Smeltser
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$603,008	(1)	$1,206,016	(2)
Bonus	$—		$482,406	(3)	$482,406	(3)	$590,182	(4)	$1,773,004	(5)
Value of Accelerated Equity	$—		$2,942,884	(6)	$2,942,884	(6)	$1,585,458	(7)	$2,942,884	(6)
Retirement Plans (8)	$171,313	(8.a)	$—		$373,978	(8.b)	$511,291	(8.c)	$1,690,940	(8.d)
All Other Compensation (9)	$57,982		$6,096,278		$2,318,343		$115,009		$344,413
TOTAL	$229,295		$9,521,568		$6,117,611		$3,404,948		$7,957,257

(1)	One times annual salary at time of termination.

(2)	Two times the greater of annual salary immediately prior to change in control or at time of termination.

(3)	The greater of the prorated amount of actual bonus paid for the prior year or the target bonus for the termination year.

(4)
One times the greater of actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(5)	Two times the greatest of the highest earned bonus amount for three years prior to termination year, the target for the termination year or the earned bonus for the termination year.

(6)	Value of vesting in all unvested restricted stock and stock options at target. There are no in-the-money stock options.

(7)
Value of vesting in the unvested restricted stock and stock options that would have vested in the one year following termination. The value assumes that all applicable performance vesting requirements will be met. There are no in-the-money stock options.

(8)	Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 35, resulting from:
8.a—the benefit becoming payable at age 55.
8.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.
8.c—credit for one additional year of age and service, and the benefit becoming payable at age 55, rather than at age 62.
8.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(9)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $57,982.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•	Disability: $255,049;

•
Death: life insurance proceeds of $2,260,361, which is equal to the sum of two times annual salary (less $50,000 in insurance from the company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $1,156,016 and gross-ups for federal and other tax liabilities in the amount of $1,104,345;

•
Involuntary termination without cause or voluntary resignation for good reason: two times annual salary at the time of termination for one year with an estimated present value in the amount of $1,533; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary, with an estimated present value of $205,512.

•
Disability payments: $5,783,247, in disability payments, representing the present value of an annual payment of $411,249 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company’s Group LTD Plan or exclude other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $1,510,196 due to the benefit being payable at age 65 rather than age 62.

•	Outplacement assistance: involuntary termination without cause, voluntary resignation for good reason, or termination following a change in control: $35,000.

•	Additional benefits:

•	Financial planning services: involuntary termination without cause, voluntary resignation for good reason or termination following a change in control: $8,386.

•	Health and welfare insurance premiums:

•	Involuntary termination without cause or voluntary resignation for good reason: $12,108; and

•	Termination following a change in control: $37,533.

2017 Proxy Statement

Executive Compensation

David A. Kowalski
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$628,786	(1)	$1,257,572	(2)
Bonus	$—		$503,029	(3)	$503,029	(3)	$479,503	(4)	$1,076,728	(5)
Value of Accelerated Equity (6)	$2,199,605	(6.a)	$2,509,529	(6.c)	$2,509,529	(6.c)	$2,509,529	(6.d)	$2,509,529	(6.c)
	$—	(6.b)
Retirement Plans (7)	$320,783	(7.a)	$—		$320,783	(7.c)	$1,194,268	(7.d)	$2,226,504	(7.e)
	$320,783	(7.b)
All Other Compensation (8)	$622,485	(a)	$2,683,493		$2,419,399		$656,648		$668,452
	$60,460	(b)
TOTAL	$3,142,873	(a)	$5,696,051		$5,752,740		$5,468,734		$7,738,785
	$381,243	(b)

(1)	One times annual salary at time of termination.

(2)	Two times the greater of annual salary immediately prior to change in control or at time of termination.

(3)	The greater of the prorated amount of actual bonus paid for the prior year or the target bonus for the termination year.

(4)
One times the greater of actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(5)	Two times the greatest of the highest earned bonus amount for three years prior to termination year, the target for the termination year or the earned bonus for the termination year.

(6)	Mr. Kowalski is retirement eligible.
6.a—voluntary resignation: value of vesting in all unvested restricted stock and stock options which include retirement eligibility at target. There are no in-the-money stock options.
6.b—involuntary termination for cause: unvested restricted stock and stock options forfeited.
6.c—disability, death or termination following a change in control: value of vesting in all unvested restricted stock and stock options at target. There are no in-the-money stock options.
6.d—involuntary termination without cause or voluntary resignation for good reason: value of vesting in all unvested restricted stock and stock options at target. The value assumes that all applicable performance vesting requirements will be met. There are no in-the-money stock options.

(7)	Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 35, resulting from:
7.a—the benefit becoming payable immediately, rather than at age 62.
7.b—the benefit becoming payable immediately, rather than at age 62.
7.c—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.
7.d—credit for one additional year of age and service, and the benefit becoming payable immediately, rather than at age 62.
7.e—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(8)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $60,460.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•	Voluntary resignation (retirement): an amount equal to one times annual salary for the remainder of his life with an estimated present value of $410,289;

•	Disability: $459,896;

•
Death: life insurance proceeds of $2,358,939, which is equal to the sum of two times annual salary (less $50,000 in insurance from the company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $1,207,573 and gross-ups for federal and other tax liabilities in the amount of $1,151,366;

•
Involuntary termination without cause or voluntary resignation for good reason: two times annual salary at the time of termination for one year, and thereafter an amount equal to the annual salary for the remainder of his life with an estimated present value in the amount of $418,659; and

2017 Proxy Statement

Executive Compensation

•
Termination following a change in control: two times annual salary at the time of termination for two years, and thereafter an amount equal to one times annual salary, with an estimated present value in the amount of $427,112.

•
Disability payments: $2,163,137 in disability payments, representing the present value of an annual payment of $439,089 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company’s Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $680,641 due to the benefit being payable at age 65 rather than age 62.

•	Outplacement assistance: involuntary termination without cause, voluntary resignation for good reason, or termination following a change in control: $35,000.

•	Post-retirement health:

•	Voluntary resignation (retirement): $151,736;

•	Involuntary termination without cause or voluntary resignation for good reason: $130,421; and

•	Termination following a change in control: $108,347.

•	Additional benefits:

•	Health and welfare insurance premiums:

•	Involuntary termination without cause or voluntary resignation for good reason: $12,108; and

•	Termination following a change in control: $37,533.

Dwight A.K. Gibson
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability	Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason	Termination Following Change in Control
Salary	$—	$—	$—		$—	$920,036	(1)
Bonus	$—	$—	$322,013	(2)	$—	$644,026	(3)
Value of Accelerated Equity (4)	$—	$715,643	$715,643		$—	$715,643
Retirement Plans	$—	$—	$—		$—	$—
All Other Compensation (5)	$44,233	$44,233	$1,757,785		$44,233	$271,554
TOTAL	$44,233	$759,876	$2,795,441		$44,233	$2,551,259

(1)	Two times the greater of annual salary immediately prior to change in control or at time of termination.

(2)	The prorated amount of the target bonus for the termination year.

(3)	Two times the greatest of the highest earned bonus amount for three years prior to termination year, the target for the termination year or the earned bonus for the termination year.

(4)	Value of vesting in all unvested restricted stock at target.

(5)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $44,233.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•
Death: life insurance proceeds of $1,713,552, which is equal to the sum of two times annual salary (less $50,000 in insurance from the company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $870,036 and gross ups for federal and other tax liabilities in the amount of $843,516; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary, with an estimated present value of $154,788.

•	Outplacement assistance: termination following a change in control: $35,000.

•	Additional benefits: health and welfare insurance premiums: termination following a change in control: $37,533.

2017 Proxy Statement

Executive Compensation

Stephen A. Tsoris
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Termination Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$—		$840,000	(1)
Bonus	$—		$—		$294,000	(2)	$—		$588,000	(3)
Value of Accelerated Equity (4)	$886,074	(4.a)	$1,178,974	(4.c)	$1,178,974	(4.c)	$886,074	(4.a)	$1,178,974	(4.c)
	$—	(4.b)
Retirement Plans	$—		$—		$—		$—		$—
All Other Compensation (5)	$309,068	(a)	$40,385		$1,600,905		$309,068		$417,443
	$40,385	(b)
TOTAL	$1,195,142	(a)	$1,219,359		$3,073,879		$1,195,142		$3,024,417
	$40,385	(b)

(1)	Two times the greater of annual salary immediately prior to change in control or at time of termination.

(2)	The prorated amount of the target bonus for the termination year.

(3)	Two times the greatest of the highest earned bonus amount for three years prior to termination year, the target for the termination year or the earned bonus for the termination year.

(4)	Mr. Tsoris is retirement eligible.
4.a—voluntary resignation, involuntary termination without cause or voluntary resignation for good reason: value of vesting in all unvested restricted stock and restricted stock units which include retirement eligibility at target. The value assumes that all applicable performance vesting requirements will be met.
4.b—involuntary termination for cause: unvested restricted stock and restricted stock units forfeited.
4.c—disability, death or termination following a change in control: value of vesting in all unvested restricted stock and restricted stock units at target.

(5)	Includes:

•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $40,385.

•	Life insurance: Values for life insurance in an amount equal to, in the case of:

•
Voluntary resignation (retirement), involuntary termination without cause or voluntary resignation for good reason: an amount equal to annual salary for the remainder of his life with an estimated present value of $268,683;

•
Death: life insurance proceeds of $1,560,520, which is equal to the sum of two times annual salary (less $50,000 in insurance from the company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $790,000 and gross ups for federal and other tax liabilities in the amount of $770,520; and

•
Termination following a change in control: two times annual salary at the time of termination for two years and thereafter an amount equal to one times annual salary, with an estimated present value of $279,920.

•	Outplacement assistance: termination following a change in control: $35,000.

•	Additional benefits: health and welfare insurance premiums: termination following a change in control: $62,138.
ASSUMPTIONS AND EXPLANATIONS OF NUMBERS IN TABLES
The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.
Confidentiality, Non-Competition and Non-Solicitation Agreements
As a condition to each executive officer’s entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement, which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which the executive has been employed for a period of two years from the date of termination.
Incremental Pension Amounts
We report the liabilities and associated expense for the pension plans under FASB Accounting Standards Codification Topic 715, “Compensation/Retirement Benefits” (“Topic 715”). Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (discount rates, mortality, forms of payment, etc.).

2017 Proxy Statement

Executive Compensation

Post-Retirement Health Care and Key Manager Life Insurance Benefits
Because these benefits are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the post-retirement plans under Topic 715. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (discount rates, mortality, healthcare inflation, etc.).
Payments upon a Termination in Connection with a Change in Control
NEOs will be entitled to certain benefits as described in the applicable tables if they are terminated within, for Messrs. Michael and Kowalski, 36 months, and for Messrs. Smeltser, Gibson and Tsoris, 24 months, following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason.
For purposes of the change-in-control severance agreements, a change in control included the acquisition by any person (or group of related persons) of 25% or more of the voting power of our securities (including in an exchange or tender offer), or (1) liquidation of SPX FLOW, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 75% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent Board.
The column setting forth payments upon a change in control assumes that the named executive officer’s employment was terminated following the change in control.
RISK ANALYSIS
The Compensation Committee regularly monitors and reviews our compensation programs and risk management as an integral part of its program design and review.
The primary incentive compensation arrangements, one or both of which apply to the majority of personnel worldwide, are the SPX FLOW stock compensation plan and the SPX FLOW bonus plans. These plans cover the employees we believe would be most likely to be in a position to create a material risk to our company.
The Compensation Committee does not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•
The variable (cash incentive and performance-based equity awards) portions of compensation are designed to reward both annual performance (under both programs) and longer-term performance (under performance-based equity awards). We believe this design mitigates incentives for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•
A significant percentage of our senior executives’ incentive compensation is based on the performance of our total company. This is designed to mitigate incentives to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.

•
Our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of our company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price.

•
Our incentive compensation program is designed with payout curves that are relatively smooth and seek to minimize steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.

•
A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The bonus plans are capped at specified maximum percentages, which limit incentives to undertake excessive risk.

•
The executive and management bonus plans also have forfeiture provisions relating to any fraud, manipulation or negligence in connection with computation of performance measures or payments under the plans.

•	For 2016, all of the incentive plans are determined by a formula, rather than manager discretion.

•	In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and audits.
No single SPX FLOW business unit carries a significant portion of the company’s risk profile, or has compensation structured significantly differently than other units within the company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.
The Compensation Committee does not believe that any of the design features of our compensation arrangements pose a significant concern.

2017 Proxy Statement

Equity Compensation Plan Information
The following table provides information as of December 31, 2016 about SPX FLOW common stock that may be issued upon the exercise of options and rights under our SPX FLOW Stock Compensation Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,328,163	(1)	$61.29	1,868,994	(3)
Equity compensation plans not approved by stockholders	—		N/A	—
Total	1,328,163	(1)	$61.29	1,868,994	(3)

(1)
Comprises 370,544 shares issuable upon the exercise of outstanding options, 832,367 shares issuable pursuant to restricted stock units, based on the maximum number of shares issuable under restricted stock units that are subject to performance conditions, and 125,252 shares of restricted stock that would be issued if all unvested External Metric awards achieved maximum performance against targets.

(2)	Excludes restricted stock units.

(3)
All these shares were available for issuance under the SPX FLOW Stock Compensation Plan. Unvested outstanding share awards totaling 596,380 would be available for future issuance were they not to vest, pursuant to the terms of the plan. Shares and options issued in connection with the spin-off from SPX Corporation would not be available for future issuance were they not to vest, pursuant to the terms of the plan.

2017 Proxy Statement

Proposal No. 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers
We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement.
Though the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions.
WHY YOU SHOULD APPROVE OUR EXECUTIVE COMPENSATION PROGRAM
The Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on motivating our named executive officers to deliver results for our stockholders.
2016 Compensation Summary
In 2016, SPX FLOW continued its focus on pay-for-performance, aligning the interests of our executive officers to our stockholders, supporting our business strategy and attracting key talent to the Company. Certain of our NEOs participate in compensation programs initiated by our former parent company, SPX Corporation (our “Former Parent”), but we continued to solidify and consolidate the Company’s compensation philosophy as we acquired new leaders and promoted internally in 2016.
CEO Compensation – Mr. Michael’s compensation was set by reference to our peer group. Mr. Michael’s annual base salary for 2016 was $825,000, his target annual bonus opportunity was set at 100% of his annual base salary, and the value of equity awarded was $3,000,000. Mr. Michael does not participate in any SPX FLOW pension plan.
The following chart shows Mr. Michael’s target compensation for 2016, as compared to the compensation for chief executive officers of our peer companies. In this chart, we are comparing peer company CEO total direct compensation at target, including base salary, target bonus and annual equity award - the same data the Compensation Committee examined in preparation for making decisions regarding Mr. Michael’s 2016 compensation awards. As described in “Executive Compensation-Compensation Discussion and Analysis-2016 Compensation-Bonuses,” due to the Company’s performance, no bonus payment was made to Mr. Michael for 2016, resulting in actual total direct compensation substantially below both his target level of compensation and the respective peer group target levels shown in the chart.

2017 Proxy Statement

Proposal No. 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

Base Salary -- Base salary is designed to offer competitive base income in the context of the NEO’s role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to Company results.
In 2016, Messrs. Smeltser and Kowalski received salary increases of 2.5% and Mr. Tsoris received a salary increase of 12.0%. Each salary increase was in line with the U.S. merit increase budget and became effective in the first payroll date of April 2016.
Long-term Equity Awards -- Our equity program is designed to be responsive to what we believe to be our investors’ preferences. For 2016, NEOs, including Mr. Michael, received equal amounts of performance-based equity that vest based on three-year external metrics (External Metric Grants) and performance-based equity that vest based on one-year internal metrics (Internal Metric Grants), with such equity designed to be tax-deductible to the Company. Key attributes of the External Metric Grants made in 2016 are:

•	Cliff vesting after three-year performance measurement period;

•	Performance measurement is relative Total Shareholder Return (“TSR”) versus the S&P MidCap 400 Capital Goods Industry Group (the “Comparator Group”);

•	Between 0% and up to 150% of the stock grant may vest based on the Company's percentile rank versus the Comparator Group; and

•	Payout multiplier is capped at 100% if the Company's absolute TSR is negative.
Internal Metric Grants made in 2016 vest ratably over three years if the internal metrics are satisfied for the first year. The internal metrics for the vesting of such awards were satisfied for 2016, and accordingly the first tranche of these awards vested in March 2017.
Annual Bonus Awards – The Company sets a target annual cash bonus award for the majority of employees, including our NEOs, based upon overall Company performance against key internal metrics. For 2016, our NEOs were eligible for a bonus between 0% and 200% of their individual target amounts based on Company achievement of goals for adjusted operating income margin and free cash flow conversion. The Company did not satisfy the threshold performance goals for these metrics and, accordingly, no bonus amounts were paid out for 2016.
Pension – Our CEO does not participate in our pension plan. Two of our currently-serving NEOs continue to participate in the pension plan we replicated based on our Former Parent’s pension plan, as required by agreements entered into in connection with our spin-off.

2017 Proxy Statement

Proposal No. 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

EXECUTIVE COMPENSATION PHILOSOPHY
We follow these guiding principles when designing and setting compensation for our NEOs:

•	Compensation should reward performance

•	Compensation should align the interests of our NEOs with those of our long-term stockholders

•	Compensation should support our business and human capital strategies

•	Compensation should attract, motivate and retain quality NEOs
EXECUTIVE COMPENSATION PRACTICES

Practices We Follow
Pay for Performance
We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Half of equity awards to NEOs require the achievement of external-metric performance targets in order to vest.

Reasonable Perquisites	We believe our perquisites are comparable to those offered at peer companies. We do not pay tax gross-ups on perquisites.
Independent Compensation Advisor
The Compensation Committee retained Pearl Meyer as its compensation advisor. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

Mitigate Undue Risk
We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

Robust Stock Ownership Guidelines	We have a robust stock ownership policy and all NEOs are in compliance.
Practices We Avoid
280G Excise Tax Gross-Ups	We do not offer 280G excise tax gross-ups to any of our employees.
Hedging and Pledging
We do not permit our NEOs to engage any instrument that creates a hedge or a short interest against SPX FLOW stock performance or to pledge Company stock as collateral for any margin account, loan or other interest.

Other Practices We Avoid
•Multi-year guarantees for salary increases;
•non-performance-based bonuses;
•excessive non-performance-based long-term incentive awards;
•inclusion of long-term equity awards in the pension calculation;
•bonus payouts without justifiable performance linkage or proper disclosure; and
•performance goals that are too easily achievable or based on negative earnings.

We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.
The proportion of incentive-based pay increases along with responsibility and authority. For our senior-level management, and in particular for our NEOs, a majority of direct compensation at target, defined as salary, bonus, and equity awards, is incentive-based.
NEO performance is judged primarily by reference to performance of the company as a whole. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to our values. The Compensation Committee also reviews total compensation at least annually and termination values periodically. The Compensation Committee establishes and approves all elements of compensation for our CEO based on input from and conversations with management and the Committee’s independent compensation advisor, as well as its own assessments. We believe these compensation decisions are in line with our compensation philosophy to reward performance, set incentive targets that are challenging to achieve and align the interests of our officers with the long-term interests of our stockholders.

2017 Proxy Statement

Proposal No. 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are requesting your non-binding vote on the following resolution:
“Resolved, that the compensation of SPX FLOW’s named executive officers as described in “Compensation Discussion and Analysis” beginning on p. 20, and in the Summary Compensation Table for 2016 and subsequent tables beginning on p. 30 of the proxy statement, is approved.”

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2017 Proxy Statement

Proposal No. 3 — Ratification of the Appointment of Independent Public Accountants
Deloitte & Touche LLP (“Deloitte & Touche”) has been our independent public accountants since our spin-off from SPX Corporation in September 2015. The Audit Committee has approved the engagement of Deloitte & Touche to perform the audits of the financial statements and internal control over financial reporting included in SPX FLOW’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
During fiscal years 2016 and 2015, we engaged Deloitte & Touche to perform services in the following categories and amounts:

	2016	2015
Audit Fees (1)	$4,895,000	$6,248,000
Audit-Related Fees (2)	$17,000	$90,000
Tax Fees (3)	$1,385,000	$300,000
All Other Fees	N/A	N/A

(1)
Fees for audit services billed or expected to be billed relate to (i) audit of our annual financial statements, (ii) review of our quarterly financial statements, (iii) statutory and regulatory audits and (iv) consents and other services related to SEC matters.

(2)	Fees for audit-related services include attest or audit services that are not required.

(3)
Fees for tax services principally relate to tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to transfer pricing.

Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy requires pre-approval by the chairman of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche’s independence.
Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche as our independent public accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2017

2017 Proxy Statement

Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, without exhibits, is enclosed with this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Ryan Taylor, Vice President, Communications and Investor Relations, SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

2017 Proxy Statement

SPXFLOW

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## Electronic Voting Instructions

**You can vote by Internet or telephone!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 10, 2017.**

### Vote by Internet

- Go to **www.envisionreports.com/FLOW**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.**

1. Election of Directors:

| | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|
| 01 - Robert F. Hull, Jr. | ☐ | ☐ | ☐ | 02 - David V. Singer | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve, by non-binding vote, the compensation of SPX FLOW's named executive officers as disclosed in its proxy statement. | ☐ | ☐ | ☐ |
| 3. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2017. | ☐ | ☐ | ☐ |

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

**B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

**IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.**

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1 U P X 3 1 8 6 9 3 1

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02IREC

Dear Stockholder:

The Annual Meeting of Stockholders of SPX FLOW, Inc. will be held at 8:00 a.m. (Eastern Time) on Wednesday, May 10, 2017 at the SPX FLOW headquarters, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277, for the following purposes:

1. To elect two directors for a three-year term.
2. To conduct an advisory vote on the compensation of SPX FLOW's named executive officers as disclosed in its proxy statement.
3. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2017.
4. To transact any other business as may properly come before the meeting or any adjournment thereof.

Only holders of Common Stock of SPX FLOW, Inc. of record at the close of business on March 17, 2017 will be entitled to vote at the meeting or any adjournment thereof.

**To be sure that your vote is counted, we urge you to vote by telephone or by Internet.** By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For stockholders with common shares held in the company's KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants' accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants' accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS

Stephan A. Tsoris
Vice President, Secretary
and General Counsel

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

SPXFLOW

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## Proxy — SPX FLOW, Inc.

## ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2017

**Charlotte, North Carolina**

**This Proxy is Solicited on Behalf of the Board of Directors**

The undersigned stockholder of SPX FLOW, Inc., a Delaware corporation, hereby appoints Marcus G. Michael and Jeremy W. Smeltser, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX FLOW, Inc. to be held in Charlotte, North Carolina on May 10, 2017 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Items 1, 2 and 3.**

**PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.**

**C Non-Voting Items**

**Change of Address** — Please print new address below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐

**IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.** +